Exhibit 10.3

EXECUTION VERSION
SECOND AMENDMENT AND RESTATEMENT AGREEMENT dated as of October 15, 2026 (this “Agreement”), to the Revolving Credit and Guaranty Agreement dated as of November 15, 2018 (as amended and restated by the Amendment and Restatement Agreement dated as of October 25, 2022, and as further amended, restated, supplemented or otherwise modified from time to time prior to the Restatement Effective Date (as defined below), the “Existing Credit Agreement”), among PINTEREST, INC., a Delaware corporation (the “Borrower”), the GUARANTORS party thereto, the LENDERS and ISSUING BANKS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent and Swing Line Lender.
Capitalized terms used but not otherwise defined herein (including in the preamble and recitals hereto) have the meanings assigned to them in the Existing Credit Agreement, the Restated Credit Agreement (as defined below), the Existing Security Agreement (as defined below) or the Restated Security Agreement (as defined below), as the context requires.
WHEREAS, the Lenders and the Issuing Banks party to the Existing Credit Agreement have agreed to extend credit to the Borrower under the Existing Credit Agreement on the terms and subject to the conditions set forth therein;
WHEREAS, the Loan Parties have guaranteed the Secured Obligations and provided security therefor under that certain Pledge and Security Agreement, dated as of November 15, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the Restatement Effective Date, the “Existing Security Agreement”), by and among the Borrower, the other Grantors party thereto and the Collateral Agent;
WHEREAS, the Borrower has requested that certain modifications be made to the Existing Credit Agreement and to the Existing Security Agreement; and
WHEREAS, the Administrative Agent and each of the Lenders and the Issuing Banks party hereto (including any new Lenders and Issuing Banks party hereto), which Lenders and Issuing Banks constitute the Required Lenders under the Existing Credit Agreement and all of the Lenders and the Issuing Banks under the Restated Credit Agreement, are willing to agree to the foregoing, in each case, on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:
SECTION 1. Amendment and Restatement. Effective as of the Restatement Effective Date (as defined below):
(a)    the Existing Credit Agreement is hereby amended and restated in its entirety to be in the form attached as Annex I hereto (the Existing Credit Agreement, as so amended and restated, being referred to as the “Restated Credit Agreement”);
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(b)    the Schedules to the Existing Credit Agreement are hereby amended and restated in their entirety in the form of the correspondingly numbered Schedules hereto;
(c)    the Exhibits to the Existing Credit Agreement are hereby amended and restated in their entirety in the form of the correspondingly lettered Exhibits hereto; and
(d)    the Existing Security Agreement is hereby amended and restated in its entirety to be in the form attached as Annex II hereto (the Existing Security Agreement, as so amended and restated, being referred to as the “Restated Security Agreement”).
SECTION 2. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders, as of the Restatement Effective Date, that:
(a)    this Agreement and the transactions contemplated hereby are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action. Each Loan Party has duly executed and delivered this Agreement and each of the other Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)    the representations and warranties of the Loan Parties set forth in the Restated Credit Agreement and the other Loan Documents are true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties are true and correct in all respects) on and as of the Restatement Effective Date, except that to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in such manner as of such earlier date; and
(c)    at the time of and immediately after giving effect to this Agreement and any making of Loans or issuance of any Letters of Credit on the Restatement Effective Date, no Default or Event of Default has occurred and is continuing.
SECTION 3. Effectiveness. The amendment and restatement of the Existing Credit Agreement and the Schedules and Exhibits thereto and the amendment and restatement of the Existing Security Agreement, in each case as set forth in Section 1 hereof, shall become effective on the first date on which the following conditions shall have been satisfied (the “Restatement Effective Date”):
(a)    The Administrative Agent shall have received from each Loan Party either (i) a counterpart of this Agreement and each other Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which, subject to Section 10.6(b) of the Restated Credit Agreement, may include Electronic Signatures (as defined below)
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transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) that such party has signed a counterpart of this Agreement and each other Loan Document (in each case to which it is a party).
(b)    The Administrative Agent shall have received a Note executed by the Borrower in favor of each Lender requesting a Note in advance of the Restatement Effective Date.
(c)    The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Restatement Effective Date) of Gibson, Dunn & Crutcher LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.
(d)    The Administrative Agent shall have received (i) certified copies of the resolutions of the board of directors (or a duly authorized committee thereof) of the Borrower and each other Loan Party approving the transactions contemplated by this Agreement and the other Loan Documents to which it is a party and the execution and delivery of such Loan Documents to be delivered by the Borrower and the other Loan Parties on the Restatement Effective Date, and all documents evidencing other necessary corporate (or other applicable organizational) action and governmental approvals, if any, with respect to the Loan Documents and (ii) all other documents reasonably requested by the Administrative Agent relating to the organization, existence and good standing of each Loan Party and authorization of the transactions contemplated hereby.
(e)    The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other Loan Documents to which it is a party, to be delivered by each Loan Party on the Restatement Effective Date and the other documents to be delivered hereunder on the Restatement Effective Date.
(f)    The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed on behalf of the Borrower by the President, a Vice President or a Financial Officer of the Borrower, confirming accuracy of the representations and warranties set forth in paragraphs (b) and (c) of Section 2 hereof as of the Restatement Effective Date.
(g)    The Administrative Agent shall have received all fees required to be paid by the Borrower on the Restatement Effective Date and all expenses required to be reimbursed by the Borrower (in the case of expenses, to the extent invoices have been presented at least two business days prior to the Restatement Effective Date) on or before the Restatement Effective Date.
(h)    The Administrative Agent shall have received the results of recent UCC, tax and judgment Lien searches with respect to each of the Loan Parties to the extent reasonably required by the Administrative Agent, and such results shall not reveal any material judgment or
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any Lien on any of the assets of the Loan Parties except for Liens permitted under Section 6.2 of the Restated Credit Agreement or Liens to be discharged on or prior to the Restatement Effective Date. The Administrative Agent acknowledges that as of the date hereof such condition has been satisfied.
(i)    In order to create or maintain, as applicable, in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected first priority security interest in the Collateral, each Loan Party shall have delivered to the Collateral Agent:
(i)    a completed Perfection Certificate dated the Restatement Effective Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby;
(ii)    to the extent not previously delivered to the Collateral Agent, (A) the certificates representing the Equity Interests (to the extent certificated) required to be pledged pursuant to the Restated Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (B) each instrument evidencing any Indebtedness which is required to be pledged and delivered to the Collateral Agent pursuant to the Restated Security Agreement endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof; and
(iii)    (A) to the extent not previously delivered to the Collateral Agent, UCC (or similar) financing statements naming the Borrower and each Guarantor as debtor and the Collateral Agent as secured party, in appropriate form for filing, registration or recordation in the jurisdiction of incorporation or organization of each such Loan Party and (B) with respect to any Collateral for which an Intellectual Property Security Agreement is required under Section 4.5 of the Restated Security Agreement and with respect to which an Intellectual Property Security Agreement has not been filed with the United States Patent and Trademark Office and/or the United States Copyright Office, as appropriate, Intellectual Property Security Agreements in appropriate form for filing with the United States Patent and Trademark Office and/or the United States Copyright Office, as appropriate.
(j)    The Lenders shall have received from the Borrower the financial statements described in Section 3.4(a) of the Restated Credit Agreement.
(k)    On the Restatement Effective Date, the Administrative Agent shall have received a Solvency Certificate executed by the chief financial officer of the Borrower in the form of Exhibit I.
(l)    Since December 31, 2025, no change, development or event shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
(m)    (i) The Administrative Agent shall have received, at least three days prior to the Restatement Effective Date, all documentation and other information regarding the
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Borrower and the Guarantors requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least five days prior to the Restatement Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three days prior to the Restatement Effective Date, any Lender that has requested, in a written notice to the Borrower at least five days prior to the Restatement Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.
(n)    All accrued and unpaid fees on the Commitments under the Existing Credit Agreement (including on the Commitment of any Exiting Lender (as defined below)), and all other amounts payable to or for the account of any Lender, shall have been, or substantially simultaneously with the occurrence of the Restatement Effective Date will be, paid.
(o)    To the extent the Borrower wishes to make a Borrowing on the Restatement Effective Date, the Administrative Agent shall have received a fully executed Borrowing Request.
The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. For the avoidance of doubt, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit on the Restatement Effective Date shall not become effective or otherwise occur unless and until each of the foregoing conditions shall have been satisfied.
SECTION 4. Effect of Amendment and Restatement; No Novation.
(a)    Effective as of the Restatement Effective Date, the Commitment of each Lender party to the Existing Credit Agreement that had a Commitment thereunder immediately prior to the effectiveness of this Agreement but that does not have a Commitment set forth on Schedule 2.1 to the Restated Credit Agreement immediately following the effectiveness of this Agreement (each, an “Exiting Lender”) shall terminate, and each Exiting Lender shall exit the Existing Credit Agreement and will no longer be a Lender under the Existing Credit Agreement or the Restated Credit Agreement.
(b)    Except as expressly set forth herein, in the Restated Credit Agreement and in the Restated Security Agreement, this Agreement, the Restated Credit Agreement and the Restated Security Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Banks, the Swing Line Lender or the Lenders under the Existing Credit Agreement, the Existing Security Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Existing Security Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Restated Credit Agreement, the
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Existing Security Agreement, the Restated Security Agreement or any other Loan Document in similar or different circumstances.
(c)    On and after the Restatement Effective Date, each reference in the Restated Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, as used in the Restated Credit Agreement, shall refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement. On and after the Restatement Effective Date, each reference in the Restated Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, as used in the Restated Security Agreement, shall refer to the Existing Security Agreement as amended and restated in the form of the Restated Security Agreement, and the term “Security Agreement”, as used in any Loan Document, shall mean the Restated Security Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.
(d)    Neither this Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Secured Obligations (as defined in the Existing Security Agreement) outstanding under the Existing Credit Agreement or the Collateral Documents, which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Agreement, the Restated Credit Agreement, the Restated Security Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Existing Credit Agreement or any Loan Party under the Existing Security Agreement or any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.
SECTION 5. Reaffirmation.
(a)    The Borrower (for purposes of this Section 5, the “Reaffirming Loan Party”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. The Reaffirming Loan Party hereby further (i) acknowledges that the Secured Obligations (as defined in the Restated Security Agreement) shall include the due and punctual payment of all of the monetary obligations of each Loan Party under or pursuant to the Restated Credit Agreement, including all such obligations in respect of the Commitments and all Loans incurred thereunder (including all such obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (ii) confirms its guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, (iii) hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties (as defined in the Restated Security Agreement), as security for the payment or performance, as the case may be, in full of the Secured Obligations (as defined in the Restated Security Agreement), a security interest in of its all right, title and interest in, to and under any and all of the Collateral (as defined in the Restated Security
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Agreement) now owned or at any time hereafter acquired by the Reaffirming Loan Party or in, to or under which the Reaffirming Loan Party now has or at any time hereafter may acquire any right, title or interest and (iv) agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, its guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (and shall be determined after giving effect to this Agreement).
(b)    The Reaffirming Loan Party hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral (as defined in the Restated Security Agreement) as “all assets, whether now owned or hereafter acquired” of the Reaffirming Loan Party or words of similar effect or of a lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including, if necessary, whether the Reaffirming Loan Party is an organization, the type of organization and any organizational identification number issued to the Reaffirming Loan Party. The Reaffirming Loan Party agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.
SECTION 6. Certain Collateral Matters. Each Lender party hereto hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to terminate each Deposit Account Control Agreement and each Securities Account Control Agreement in effect under the Existing Security Agreement effective as of the Restatement Effective Date.
SECTION 7. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THE PROVISIONS CONCERNING (A) GOVERNING LAW, JURISDICTION AND CONSENT TO SERVICE OF PROCESS SET FORTH IN SECTION 10.9 OF THE RESTATED CREDIT AGREEMENT AND (B) WAIVER OF JURY TRIAL SET FORTH IN SECTION 10.10 OF THE RESTATED CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT AND ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
SECTION 8. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect. “Electronic Signatures” means an electronic sound,
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symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
SECTION 9. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth above.

BORROWER

PINTEREST, INC.

By: /s/ Julia Brau Donnelly
Name: Julia Brau Donnelly
Title: Chief Financial Officer

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JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Collateral Agent, Swing Line Lender, Lender and Issuing Bank,

By: /s/ Vidita J. Shah
Name: Vidita J. Shah
Title: Vice President
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Bank of America, N.A.,
individually and as a Lender and Issuing Bank

By: /s/ Carlos A. Delgado Robledo
Name: Carlos A. Delgado Robledo
Title: Director
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CITIBANK, N.A.,
Individually and as Lender and Issuing Bank

By: /s/ Lauren Portnoi
Name: Lauren Portnoi
Title: Vice President
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GOLDMAN SACHS LENDING PARTNERS LLC
individually and as a Lender and Issuing Bank

By: /s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory
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ROYAL BANK OF CANADA,
individually and as a Lender and Issuing Bank

By: /s/ Staci Sunshine Gola
Name: Staci Sunshine Gola
Title: Authorized Signatory
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Truist Bank,
individually and as a Lender and Issuing Bank

By: /s/ Jim C. Wright
Name: Jim C. Wright
Title: Director
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U.S. Bank National Association,
individually and as a Lender and Issuing Bank

By: /s/ Kokimi Shimada
Name: Kokimi Shimada
Title: Vice President
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ANNEX I
Amended and Restated Credit Agreement

REVOLVING CREDIT AND GUARANTY AGREEMENT
dated as of November 15, 2018,
as amended and restated as of October 25, 2022 and
as further amended and restated as of October 15, 2026
among
PINTEREST, INC.,
the Guarantors party hereto,
the Lenders and Issuing Banks party hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

JPMORGAN CHASE BANK, N.A.,
as Sole Lead Arranger and Joint Bookrunner
and
BOFA SECURITIES, INC.,
CITIBANK, N.A.
GOLDMAN SACHS LENDING PARTNERS LLC,
RBC CAPITAL MARKETS1,
TRUIST SECURITIES, INC.
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Bookrunners

1     RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

Table of Contents
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-ii-

-iii-

-iv-

SCHEDULES
Schedule 1.1     — Permitted Holders
Schedule 2.1    — Commitments
Schedule 3.6     — Disclosed Matters
Schedule 3.9     — Tax Matters
Schedule 3.12     — Subsidiaries
Schedule 5.12     — Unrestricted Subsidiaries
Schedule 6.1     — Existing Indebtedness
Schedule 6.2     — Existing Liens
Schedule 6.5     — Existing Restrictions
Schedule 6.7    — Existing Investments
EXHIBITS
Exhibit A    — Form of Assignment and Assumption
Exhibit B    — [Reserved]
Exhibit C    — [Reserved]
Exhibit D-1     — Form of Revolving Loan Note
Exhibit D-2     — Form of Swing Line Note
Exhibit E    — [Reserved]
Exhibit F    — Form of Compliance Certificate
Exhibit G    — Form of Maturity Date Extension Request
Exhibit H    — Form of Counterpart Agreement
Exhibit I    — Form of Solvency Certificate
Exhibit J    — Form of Portfolio Interest Certificates
Exhibit K    — Form of Beneficial Ownership Certificate

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REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of November 15, 2018, as amended and restated as of October 25, 2022, and as further amended and restated as of October 15, 2026, among PINTEREST, INC., as Borrower, the GUARANTORS party hereto, the LENDERS and ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender.
The Borrower (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), the Administrative Agent and certain of the Lenders and Issuing Banks are parties to the Existing Credit Agreement. The Borrower has requested that the Existing Credit Agreement be amended and restated as provided in the Second Amendment and Restatement Agreement and that the Lenders make Loans to the Borrower on a revolving credit basis and the Issuing Banks issue Letters of Credit at the request and for the account of the Borrower on and after the Restatement Effective Date and at any time and from time to time prior to the Commitment Termination Date.
The proceeds of borrowings and Letters of Credit hereunder are to be used for the purposes described in Section 5.9. The Administrative Agent and the Lenders are willing to amend and restate in its entirety the Existing Credit Agreement upon the terms and subject to the conditions set forth herein and in the Second Amendment and Restatement Agreement. Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means any transaction or series of related transactions resulting in the acquisition by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person.
“Administrative Agent” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent to the Borrower or any Lender, as the context requires.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means each of the Administrative Agent and the Collateral Agent.
“Agent-Related Person” has the meaning set forth in Section 10.3(d).
“Agreement” means this Revolving Credit and Guaranty Agreement, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time.
“Agreement Currency” has the meaning set forth in Section 10.20.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Term SOFR Rate for an Interest Period of one month as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“Ancillary Document” has the meaning set forth in Section 10.6(b).
“Anti-Corruption Laws” means all applicable laws, rules and regulations concerning or relating to bribery, corruption or money laundering.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that if any Defaulting Lender exists at such time, the Applicable Percentage shall be calculated disregarding such Defaulting Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (a) with respect to any Term Benchmark Loan or RFR Loan, 1.25% per annum, and (b) with respect to any ABR Loan, 0.25% per annum.
“Application” means an application, in a form as the applicable Issuing Bank may specify as the form for use by its customers from time to time, executed and delivered by the Borrower to the Administrative Agent and the applicable Issuing Bank, requesting such Issuing Bank to issue a Letter of Credit.
“Approved Borrower Portal” has the meaning assigned to such term in Section 9.8.
“Approved Electronic Platform” has the meaning assigned to such term in Section 9.8.
“Approved Fund” has the meaning set forth in Section 10.4.
“Arranger” means JPMCB, in its capacity as sole lead arranger, and any successor thereto.
“Asset Sale” means a sale, lease (as lessor or sublessor), sale and leaseback, exchange, transfer or other disposition (including through an exclusive license that is treated as a sale of assets for Tax purposes) to, any Person, in one transaction or a series of transactions, of any part of the Borrower’s or any of its Restricted Subsidiaries’ material businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Equity Interests of any of the Borrower’s Subsidiaries, other than:
(a)    inventory (or other assets, including intangible assets) sold, leased or licensed out in the ordinary course of business;
(b)    dispositions of damaged, obsolete, unusable, surplus or worn-out property;
(c)    sales or other dispositions of Cash Equivalents and Marketable Securities for the fair market value thereof;
(d)    dispositions of property (including the sale of any Equity Interest owned by such Person) from (i) any Restricted Subsidiary that is not a Guarantor to any other Restricted Subsidiary that is not a Guarantor or to any Loan Party or (ii) any Loan Party to any other Loan Party;
(e)    dispositions of property in connection with casualty or condemnation events;
(f)    dispositions of past due accounts receivable in connection with the collection, write down or compromise thereof in the ordinary course of business;
(g)    dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(h)    dispositions permitted by clause (a) of Section 6.3;
(i)    Permitted IP Transfers;
(j)    dispositions of assets acquired in connection with (or owned by a Person that is acquired in connection with) an Acquisition for the fair market value thereof (as determined in good faith by the Borrower);
(k)    any other sale, lease, sale and leaseback, license, exchange, transfer or other disposition of assets or properties for fair market value (as determined in good faith by the Borrower); provided that (i) no Default or Event of Default exists at the time of or would result from such disposition, (ii) the Borrower is in compliance with the financial covenant set forth in Section 6.8 hereof on a Pro Forma Basis, (iii) with respect to any sale, lease, sale and leaseback, license, exchange, transfer or other disposition of Existing IP pursuant to this clause (k), such sale, lease, sale and leaseback, license, exchange, transfer or other disposition does not have a material adverse effect on the Collateral or interfere with the conduct of business of the Borrower or any Subsidiary of the Borrower and (iv) the sum of (A) the aggregate consideration received or to be received in respect of such disposition plus (B) the aggregate consideration received or to be received in respect of all other dispositions effected in reliance on this clause prior to or concurrently with such disposition shall not exceed 30% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at the time of such disposition; and
(l)    any other sale, lease, sale and leaseback, license, exchange, transfer or other disposition of assets or properties by a Foreign Subsidiary to a Loan Party or another Foreign Subsidiary.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.4(a).
“Availability Period” means the period from and including the Restatement Effective Date to but excluding the Commitment Termination Date.
“Available Incremental Amount” has the meaning set forth in Section 2.19(a)(ii).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the Daily Simple SOFR; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest

Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation, substantially in the form of Exhibit K.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board of Directors” means the board of directors or comparable governing body of the Borrower or any committee thereof duly authorized to act on its behalf.
“Borrower” means Pinterest, Inc., a Delaware corporation.
“Borrower Communications” means collectively, any Borrowing Request, any Issuance Notice, any Interest Election Request, any notice requesting the amendment or extension of a Letter of Credit, any notice of prepayment, any notice of termination or reduction of Commitments or any other notice, demand, communication, information, document or other material provided by or on behalf of any of the Loan Parties pursuant to any Loan Document or the transactions contemplated therein which may be distributed by any Loan Party to the Administrative Agent through an Approved Borrower Portal.
“Borrowing” means (a) Revolving Borrowing or (b) a Swing Line Loan.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.5, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.

“Business Credit Card Obligations” means obligations incurred by the Borrower or its Restricted Subsidiaries in the ordinary course of business under a commercial credit card or purchasing card program.
“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be, (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, all obligations that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents.
“Cash Equivalents” means
(1)    United States dollars, or money in other currencies received in the ordinary course of business,
(2)    U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,
(3)    (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,

(4)    repurchase obligations with a term of not more than thirty days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
(5)    commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within one year after the date of acquisition,
(6)    securities with maturities of one year or less from the date of acquisition which (or the issuer of which) are rated at least A or A-1 by S&P or A2 or P-1 by Moody’s,
(7)    money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (6) above; and
(8)    in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Cash Management Services” means (a) treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Borrower or any of its Restricted Subsidiaries and (b) commercial credit card and purchasing card services provided to the Borrower or any of its Restricted Subsidiaries (including Business Credit Card Obligations).
“Cash Management Services Agreement” means any agreement with respect to the provision of Cash Management Services to the Borrower or any of its Restricted Subsidiaries.
“CFC” means (a) each Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and (b) each Subsidiary of any such controlled foreign corporation described in clause (a) above.
“CFC Holdco” means each Subsidiary of the Borrower substantially all the assets of which consist of Equity Interests in (or Equity Interests in and Indebtedness of) one or more CFCs or CFC Holdcos; provided that, for the avoidance of doubt, each of Pinternational Inc. and Pinternational I Inc. is a “CFC Holdco” as of the Restatement Effective Date.
“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act and the rules of the Securities and Exchange Commission thereunder), other than the Permitted Holders, individually or in the aggregate, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” has the meaning set forth in Section 10.13.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Collateral” means, collectively, all of the property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.
“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders hereunder, or any successor collateral agent.
“Collateral Documents” means the Security Agreement, the Intellectual Property Security Agreements and all other instruments, documents and agreements delivered by or on behalf of any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Lenders, a Lien on any Collateral of that Loan Party as security for the Obligations.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20 or Section 10.4; provided that at no time shall the Revolving Exposure of any Lender exceed its Commitment. The initial amount of each Lender’s Commitment as of the Restatement Effective Date is set forth on Schedule 2.1 opposite such Lender’s name. The aggregate amount of the Lenders’ Commitments as of the Restatement Effective Date is $700,000,000.

“Commitment Termination Date” means the earliest to occur of (a) the Maturity Date, (b) the date the Commitments are permanently reduced to zero pursuant to Section 2.8, and (c) the date of the termination of the Commitments pursuant to Article VIII.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 9.8.
“Competitors” has the meaning set forth in the definition of “Disqualified Lender”.
“Consenting Lender” has the meaning set forth in Section 2.20(a).
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, all as determined on a consolidated basis, without duplication and (except with respect to clause (l)) to the extent deducted in determining Consolidated Net Income for such period, the sum of:
(a)    consolidated tax expense based on income, profits or capital, including state, franchise, capital and similar taxes and withholding taxes paid or accrued during such period,
(b)    total interest expense, and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations or such derivative instruments, and financial institution and letter of credit fees and costs of surety bonds in connection with financing activities plus expenses associated with the equity component of, and any mark to market losses with respect to, convertible debt instruments,
(c)    depreciation and amortization expense,
(d)    amortization of intangibles (including, but not limited to, goodwill),
(e)    unusual or non-recurring costs, fees, charges and other expenses, including fees, charges and expenses incurred that are (or are expected to be within one year of the end of such period with a deduction in the subsequent period to the extent not so reimbursed or paid) reimbursed or actually paid by a third party or under indemnification or reimbursement provisions,
(f)    non-cash equity-based compensation expenses and payroll tax expense related to equity-based compensation expenses,
(g)    any other non-cash charges, non-cash expenses or non-cash losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period); provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made,
(h)    accruals or expenses related to settlements or payment of legal claims,
(i)    transaction costs associated with this Agreement, the other Loan Documents and the Transactions and with any actual, proposed or contemplated issuance of Equity Interests, the making of any Investment, Acquisition, Joint Venture or disposition, or the issuance or incurrence of Indebtedness (including Incremental Equivalent Debt) or refinancings,
(j)    in connection with Acquisitions of Foreign Subsidiaries, expenses recognized on conversion from IFRS to GAAP for items capitalized under IFRS but expensed under GAAP,
(k)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (iii) below for any previous period and not added back, and
(l)    the amount of “run rate” net cost savings, cost synergies and operating expense reductions projected by the Borrower in good faith to be realized as a result of specified actions taken prior to the end of such fiscal period, or with respect to any net cost savings, cost synergies and/or operating expense reductions arising solely as a result of an Acquisition which are expected to be taken within 12 months of the closing of such Acquisition (in each case calculated on a pro forma basis as though such net cost savings, cost synergies and/or operating expense reductions had been realized on the first day of such fiscal period and as if such net cost savings, cost synergies and operating expense reductions were realized during the entirety of such fiscal period), in each case net of the amount of actual benefits realized during such fiscal period from such actions; provided, that: (i) such net cost savings, cost synergies and operating expense reductions (x) are reasonably identifiable, factually supportable and expected to have a continuing impact on the operations of the Borrower and its Subsidiaries, (y) have been determined by the Borrower in good faith to be reasonably anticipated to be realized within 12 months following the taking of the applicable actions giving rise thereto and (z) are set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent and (ii) the aggregate amount of net cost savings, cost synergies and operating expense reductions included in Consolidated EBITDA pursuant to this clause (l) in any four consecutive fiscal quarter period shall not exceed 20% of Consolidated EBITDA determined for the applicable period prior to giving effect to amounts included pursuant to this clause (l); and
minus, without duplication and to the extent included in determining Consolidated Net Income for such period, the sum of:
(i)    interest income,

(ii)    any unusual or non-recurring income or gains, and
(iii)    any other non-cash income other than accrual of revenue in the ordinary course of business (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (g) above).
“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in the determination of Consolidated Net Income the effect of:
(a)    with respect to any Subsidiary that is not wholly owned but whose net income is consolidated in whole or in part with the net income of the Borrower, the income of such Subsidiary solely to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any law applicable to such Subsidiary; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid by such Subsidiary to the Borrower or any other Subsidiary;
(b)    any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations (including pursuant to any sale and leaseback) which is not sold or otherwise disposed of in the ordinary course of business;
(c)    the cumulative effect of a change in accounting principles; and
(d)    any recapitalization or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements, as a result of any consummated Acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development).
In addition, to the extent not already included in Consolidated Net Income, proceeds from any business interruption insurance received in such period or which is reasonably expected to be received in a subsequent period and within one year of the underlying loss shall be added to Consolidated Net Income; provided that if not so received within such one-year period, such amount shall be subtracted in the subsequent calculation period.
“Consolidated Net Leverage Ratio” means, at any date of determination, the ratio of (a) (i) Total Indebtedness as of such date minus (ii) the lesser of (x) Unrestricted Cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date and (y) 50% of Consolidated EBITDA for the most recently ended four fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.1(a) or (b) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date

(or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).
“Consolidated Total Assets” means, at any date of determination, the total amount of assets of the Borrower and its Restricted Subsidiaries (or of any Subsidiary of the Borrower and its Restricted Subsidiaries, as the context requires), as set forth on the most recent financial statements delivered pursuant to Sections 5.1(a) and (b) of this Agreement (or, prior to the first such delivery, the Existing Credit Agreement).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Notes” means the Borrower’s 1.75% Convertible Senior Notes due 2031.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Loan Party pursuant to Section 5.10.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.19.
“Credit Extension” has the meaning set forth in Section 4.2.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR, as so determined, would be less than the Floor, the Daily Simple SOFR shall be deemed to be equal to the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Declining Lender” has the meaning set forth in Section 2.20(a).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.21(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to such funding or payment (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, any Issuing Bank, Swing Line Lender or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, any Issuing Bank or the Borrower, to confirm in writing to the Administrative Agent, the Issuing Banks and the Borrower that it will comply with its prospective funding obligations and participations in then outstanding Letters of Credit and Swing Line Loans hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Issuing Banks and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(c)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swing Line Lender and each Lender.
“Direct Borrower Obligations” means any Obligations of the Borrower in its capacity as the Borrower under this Agreement, or as a counterparty or direct obligor with respect to any Secured Swap Agreement or any Secured Cash Management Services Agreement.
“Disbursement Date” has the meaning set forth in Section 2.4(d).
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.
“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests and the payment in cash in lieu of the issuance of fractional shares of such Equity Interests), in whole or in part, or (iii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 181 days after the Maturity Date then in effect; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the date that is 181 days after the latest Maturity Date then in effect if the payment upon such redemption or repurchase is contractually subordinated in right of payment to the Obligations.
“Disqualified Institutions” has the meaning set forth in the definition of “Disqualified Lender”.
“Disqualified Lender” means, collectively, (a) any Person that is a competitor or potential competitor of the Borrower and its Subsidiaries or any investor in any such competitor or potential competitor, in each case as determined in good faith by the Borrower and to the extent identified by the Borrower to the Administrative Agent and the Lenders (including after the Restatement Effective Date which may be delivered in a form of a list provided to the Administrative Agent) by name in writing from time to time (“Competitors”), (b) those banks, financial institutions and other Persons separately identified by name by the Borrower to the Administrative Agent in writing on or before the Restatement Effective Date, (c) any Person (other than (x) any Affiliates of Lenders as of the Restatement Effective Date or (y) any Affiliate of a Lender approved by the Borrower and the Administrative Agent (such approval, in each case, not to be unreasonably withheld, delayed or conditioned)) with a long term unsecured credit rating of less than BBB- by S&P or Fitch Ratings Ltd. (or any successor thereto) or less than Baa3 by Moody’s, (d) any Person (including an Affiliate or Approved Fund of a Lender) whose primary activity is the trading or acquisition of distressed debt; provided that, for purposes of Section 10.12, senior employees of Lenders or their Affiliates who are required, in accordance with industry regulations or the Lenders’ internal policies and procedures to act in a supervisory capacity and the Lenders’ internal legal, compliance, risk management, credit or investment committee members shall not constitute Disqualified Lenders as a result of this clause (d) (those banks, financial institutions and other Persons under clauses (b) through (d) are collectively referred to as the “Disqualified Institutions”) and (e) any Subsidiary of a Competitor or a Disqualified Institution, other than bona fide debt funds that would not be a Competitor or a Disqualified Institution but for this clause (e), that are (x) identified in writing by the Borrower to the Administrative Agent and the Lenders (including after the Restatement Effective Date which may be delivered in a form of a list provided to the Administrative Agent) by name in writing from time to time or (y) clearly identifiable as affiliates solely on the basis of the similarity of its name (provided that neither the Administrative Agent nor any Lender shall have any obligation to carry out due diligence in order to identify such affiliates); provided that the foregoing clauses (c) and (d) shall be inapplicable during any time that an Event of Default has occurred and is continuing. The identification of any Competitor or Disqualified Institution after the Restatement Effective Date shall be sent by the Borrower to the Administrative Agent at JPMDQ_Contact@jpmorgan.com (or such other address as the Administrative Agent may designate to the Borrower from time to time) and shall become effective three Business Days after such delivery to the Administrative Agent, and shall not apply retroactively to disqualify the assignment, participation or other transfer of an interest in Commitments or Loans that was effective prior to the effective date of such supplement (but such Person shall not be able to increase its Commitments or participations hereunder); provided that, for the avoidance of doubt, such Person shall thereafter be considered a Disqualified Lender. The Disqualified Lenders shall be identified to the Lenders by the Administrative Agent (which may be in the form of notice posted to the Approved Electronic Platform).
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Restricted Subsidiary” means any Domestic Subsidiary that is a Restricted Subsidiary.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is incorporated or organized under the laws of the United States, any state thereof or in the District of Columbia (other than a Subsidiary of the Borrower that is a CFC Holdco).
“DQ List” has the meaning set forth in Section 10.4(e).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, handling, transportation, storage, treatment, disposal, management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation, reclamation or remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary of the Borrower directly or indirectly resulting from or based upon (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Equity Interests shall not include any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with a Loan Party or a Subsidiary of the Borrower under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan; (b) the termination of any Plan under Section 4041 of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (e) any Loan Party, or any ERISA Affiliate requests a minimum funding waiver or fails to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA (whether or not waived) ; (f) a determination that any Plan is, or is reasonably expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (h) the complete or partial withdrawal of any Loan Party, Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (i) a determination that any Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA or is, or is expected to be, “insolvent” within the meaning of Section 4245 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning set forth in Article VIII.
“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by law, regulation or any contractual obligation existing from guaranteeing the Secured Obligations or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guaranty unless such consent, approval, license or authorization has been received or would, contemporaneous with the Restatement Effective Date, be received (provided that (i) with respect to any Subsidiary existing on the Restatement Effective Date, any such contractual obligation containing such a prohibition was in existence on the Restatement Effective Date and (ii) with respect to any Subsidiaries acquired or created after the Restatement Effective Date, such prohibition is not the result of a contractual obligation that arose solely in contemplation of such Subsidiary satisfying this definition); (b) any Unrestricted Subsidiary; (c) any Immaterial Subsidiary; and (d) any Foreign Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder, determined after giving effect to any “keepwell”, support or other agreement for the benefit of such Guarantor, at the time the Guarantee of such Guarantor, or the grant of such security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) its net income or gross profit, franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any United States withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), (c) or (d), (c) withholding Taxes imposed under FATCA, and (d) any Taxes attributable to such recipient’s failure to comply with Section 2.16(e).
“Existing Credit Agreement” means the Revolving Credit and Guaranty Agreement dated as of November 15, 2018 (as amended and restated by the First Amendment and Restatement Agreement and as further amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the Lenders and Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swing line lender, as in effect immediately prior to the Restatement Effective Date.
“Existing IP” means any Intellectual Property owned by any Loan Party as of the Restatement Effective Date that constitutes Collateral.
“Existing Maturity Date” has the meaning set forth in Section 2.20(a).
“Extension Effective Date” has the meaning set forth in Section 2.20(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Officer” means the chief financial officer, chief accounting officer, head of finance, vice president of finance or corporate controller of the Borrower.
“First Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of October 25, 2022, among the Borrower, the Lenders and Issuing Banks party thereto, the Administrative Agent, the Collateral Agent and the Swing Line Lender.
“Fitch” means Fitch Ratings Inc., and any successor to its rating agency business.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Term SOFR Rate and Daily Simple SOFR shall be zero.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means (a) any Subsidiary of the Borrower that is not a Domestic Subsidiary, (b) any Subsidiary of the Borrower that is a Subsidiary of a CFC or a Subsidiary of a CFC Holdco and (c) any Subsidiary of the Borrower whose provision of a Guarantee would result in an investment in “United States property” (within the meaning of Section 956 of the Code) or would otherwise result in a material adverse tax consequence to the Borrower or any of its Affiliates, as reasonably determined by the Borrower.
“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantor” has the meaning set forth in the Security Agreement.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any Acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligation” has the meaning set forth in Section 7.1.
“Guarantor” means each Person that shall have become a party hereto as a “Guarantor” and shall have provided a Guaranty of the Obligations by executing and delivering to the Administrative Agent a signature page hereto or a Counterpart Agreement; provided that (x) for purposes of Article VII, the term “Guarantors” shall also include the Borrower (except with respect to the Direct Borrower Obligations) and (y) an Excluded Subsidiary shall at no time be treated as a Guarantor.
“Guaranty” means the guaranty of each Guarantor set forth in Article VII.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“IG Period” means any period from and including an IG Trigger Date to but excluding the first Non-IG Trigger Date following such IG Trigger Date.
“IG Trigger Date” means each date (a) on which the Borrower shall have obtained Ratings that are Investment Grade from at least two of the Rating Agencies and (b) which is immediately preceded by a date on which the Borrower shall not have Ratings that are Investment Grade from at least two of the Rating Agencies.
“Immaterial Subsidiary” means, at any time of determination, each Restricted Subsidiary of the Borrower (a) whose Consolidated Total Assets as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) were less than 5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such date and (b) whose consolidated gross revenues for the most recent period of four fiscal quarters in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) were less than 5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, as of the most recent date or period referred to in clause (a) or (b) above, the combined Consolidated Total Assets or the combined consolidated gross revenues of all Restricted Subsidiaries that would constitute Immaterial Subsidiaries in accordance with clause (a) and (b) above shall have exceeded 20% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such date or 20% of consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, then one or more of such Restricted Subsidiaries that would otherwise be an Immaterial Subsidiary shall for all purposes of this Agreement automatically be deemed to not be an Immaterial Subsidiary in descending order based on the amounts of their Consolidated Total Assets or consolidated gross revenues, as the case may be, until such excess shall have been eliminated.
“Incremental Equivalent Debt” has the meaning set forth in Section 2.19(d).
“Incremental Facility” has the meaning set forth in Section 2.19(a).
“Incremental Facility Amendment” has the meaning set forth in Section 2.19(b).
“Incremental Facility Effective Date” has the meaning set forth in Section 2.19(a).
“Incremental Increase” has the meaning set forth in Section 2.19(a).
“Incremental Lender” has the meaning set forth in Section 2.19(a).
“Incremental Revolving Facility” has the meaning set forth in Section 2.19(a).
“Incremental Term Facility” has the meaning set forth in Section 2.19(a).

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) accounts payable incurred in the ordinary course of business, (ii) purchase price adjustments, earnouts, holdbacks and other similar deferred consideration payable in connection with Acquisitions and (iii) deferred or equity compensation arrangements payable to directors, officers, employees, advisors, consultants or other providers of services), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For all purposes hereof, the Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness. “Indebtedness” shall not include the obligations or liabilities of any Person to pay rent or other amounts with respect to any lease of office space (or other arrangement conveying the right to use office space), which obligations (x) would be required to be classified and accounted for as an operating lease under GAAP as existing on the Restatement Effective Date or (y) would be required to be classified and accounted for as a capital lease at any time due to build-to-suit accounting rules, “failed” sale and leaseback accounting rules, other lease classification rules or other similar rules so long as such obligations are not entered into for a financing purpose, are unsecured (other than the provision of any letters of credit required to support such obligations), and do not otherwise constitute “Indebtedness” pursuant to clauses (a), (b), (c) or (d) above.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 10.3(c).
“Information” means all information received from the Borrower or its Subsidiaries relating to the Borrower, its Subsidiaries or their businesses, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower.
“Information Documents” means at any time any memorandum, lender’s presentation or other written information, in each case as then supplemented or amended and including any documents attached thereto or incorporated by reference therein, prepared by the Arranger with the assistance of the Borrower and given to any Lender in connection with the Transactions.
“Intellectual Property” has the meaning set forth in the Security Agreement.
“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swing Line Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (d) with respect to any Swing Line Loan, the day such Loan is required to be repaid and the Maturity Date.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability of the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means any loan, advance (other than advances to employees or other providers of services for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (by way of Guarantee or otherwise) or capital contributions by the Borrower or any of its Restricted Subsidiaries to any other Person (other than any Loan Party); provided that Investment shall not include any Acquisitions.
“Investment Grade” means (a) with respect to S&P, a rating of BBB- or higher, (b) with respect to Moody’s, a rating of Baa3 or higher and (c) with respect to Fitch, a rating of BBB- or higher.
“IRS” means the U.S. Internal Revenue Service.
“ISP 98” means, with respect to any Letter of Credit, the “International Standby Practices 1998”, International Chamber of Commerce Publication Number 590 (or such later version thereof as may be acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).
“Issuance Notice” means an Issuance Notice substantially in the form approved by the Administrative Agent and separately provided to the Borrower.
“Issuing Bank” means (a) each of JPMCB, Bank of America, N.A., Citibank, N.A., Goldman Sachs Lending Partners LLC, Royal Bank of Canada, Truist Bank and U.S. Bank National Association and (b) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.4(i) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.4(h)), each in its capacity as an issuer of Letters of Credit hereunder and together with its permitted successors and assigns in such capacity. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.4 with respect to such Letters of Credit).
“Issuing Bank Sublimit” means, at any time, (a) with respect to JPMCB in its capacity as Issuing Bank, $10,714,290, (b) with respect to Bank of America, N.A. in its capacity as Issuing Bank, $10,714,285, (c) with respect to Citibank, N.A. in its capacity as Issuing Bank, $10,714,285, (d) with respect to Goldman Sachs Lending Partners LLC in its capacity as Issuing Bank, $10,714,285, (e) with respect to Royal Bank of Canada in its capacity as Issuing Bank, $10,714,285, (f) with respect to Truist Bank in its capacity as Issuing Bank, $10,714,285, (g) with respect to U.S. Bank National Association in its capacity as Issuing Bank, $10,714,285 and (h) with respect to any Lender that shall have become an Issuing Bank hereunder as provided in Section 2.4(i), such amount as set forth in the agreement referred to in Section 2.4(i) evidencing the appointment of such Lender (or its designated Affiliate) as an Issuing Bank.

“Joint Bookrunners” means JPMCB, BofA Securities, Inc., Citibank, N.A., Goldman Sachs Lending Partners LLC, RBC Capital Markets, Truist Securities, Inc. and U.S. Bank National Association, in their capacity as joint bookrunners, and any successor thereto.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“JPMCB” means JPMorgan Chase Bank, N.A.
“Judgment Currency” has the meaning set forth in Section 10.20.
“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates that is counterparty to a Swap Agreement or provider of Cash Management Services pursuant to a Cash Management Services Agreement, as applicable, including any Person who is an Agent or a Lender (and any Affiliate thereof) at the time of entry into such Swap Agreement or Cash Management Services Agreement, as applicable, but subsequently ceases to be an Agent or a Lender (or an Affiliate thereof), as the case may be.
“Lender-Related Person” has the meaning set forth in Section 10.3(b).
“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.19, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.
“Letter of Credit” means a standby letter of credit issued or to be issued by an Issuing Bank pursuant to this Agreement in a form and substance approved by such Issuing Bank.
“Letter of Credit Sublimit” means the lesser of (a) $75,000,000 and (b) the aggregate unused amount of the Commitments then in effect.
“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the sum of the aggregate maximum amounts which are, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (b) the sum of the aggregate amounts of all drawings under Letters of Credit honored by the Issuing Banks and not theretofore reimbursed by or on behalf of the Borrower. The Letter of Credit Usage of any Lender at any time shall be its Applicable Percentage of the total Letter of Credit Usage at such time, adjusted to give effect to any reallocation under Section 2.21 of the Letter of Credit Usage of Defaulting Lenders in effect at such time.
“Leverage Ratio Increase Election” has the meaning set forth in Section 6.8.
“Leverage Ratio Increase Period” has the meaning set forth in Section 6.8.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Transaction” means any Acquisition or Investment by one or more of the Borrower and its Restricted Subsidiaries, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, and is permitted pursuant to this Agreement.
“Limited Information” means (a) information regarding the terms of, and the Borrower’s compliance with, this Agreement and the other Loan Documents, (b) information concerning the financial position, results of operations and cash flows of the Borrower and its Subsidiaries, including the Information Documents and the financial statements provided by the Borrower pursuant to Sections 3.4(a), 5.1(a) and (b) of this Agreement or the Existing Credit Agreement and any information concerning contingent liabilities, commitments and other exposures that would be material to determinations concerning the creditworthiness of the Borrower and its Restricted Subsidiaries, (c) any notice, certificate or other document delivered by the Borrower pursuant to the terms of this Agreement or any other Loan Document, (d) information regarding the Consolidated EBITDA, Consolidated Net Income or the corporate debt rating (if any) of the Borrower, (e) information regarding the credit support for the credit facility established hereunder, including the Collateral and Guarantors (it being understood that the term “Limited Information” does not include product designs, software and technology, inventions, trade secrets, know-how or other proprietary information of a like nature) and (f) any information that has been publicly filed or otherwise publicly disclosed by the Borrower or any of its Affiliates.
“Liquidity” means, for any date, (i) all Unrestricted Cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date plus (ii) the aggregate Unfunded Commitments hereunder as of such date.
“Loan Documents” means this Agreement (including any amendment hereto or waiver hereunder), the Notes (if any), any Counterpart Agreement, the Collateral Documents, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement and any agreements, documents or certificates executed by the Borrower in favor of any Issuing Bank relating to Letters of Credit and any other agreement entered into in connection with the commercial lending facility made available hereunder by the Borrower or any Loan Party with or in favor of the Administrative Agent, the Collateral Agent or the Lenders and designated by the terms thereof as a “Loan Document”.
“Loan Parties” means the Borrower and the other Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement (including any loan made pursuant to an Incremental Facility).
“Margin Stock” has the meaning assigned to such term in Regulation U of the Federal Reserve Board as in effect from time to time.
“Marketable Securities” means, without duplication of any of the items described in the definition of Cash Equivalents, investments permitted pursuant to the Borrower’s investment policy as approved by the Board of Directors (or committee thereof) of the Borrower from time to time.
“Material Adverse Effect” means a material adverse effect on (a) the business, property, financial condition or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole or (b) the rights and remedies of the Lenders, the Issuing Banks or the Administrative Agent under this Agreement or of any Agent, any Issuing Bank, any Lender or any other Secured Party under the Loan Documents.
“Material Domestic Subsidiary” means, at any time of determination, each Domestic Restricted Subsidiary of the Borrower that is not an Immaterial Subsidiary.
“Material Indebtedness” means Indebtedness (other than any Indebtedness under the Loan Documents) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in a principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary of the Borrower in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Intellectual Property” means Intellectual Property that is material to the business of the Borrower and its Subsidiaries, taken as a whole.
“Maturity Date” means the earlier of (x) October 15, 2031 (the “Scheduled Maturity Date”) and (y) any date that is 91 days or fewer prior to the stated maturity of the Convertible Notes (unless on such date (i) all amounts in excess of $300,000,000 of the Convertible Notes have been either (A) refinanced with Indebtedness permitted under Section 6.1 maturing later than 90 days after the Scheduled Maturity Date or (B) repaid, discharged or prepaid prior to such date (other than with the proceeds of any Indebtedness maturing earlier than 91 days after the Scheduled Maturity Date) or (ii) Liquidity as of such date shall be equal to or greater than the aggregate principal amount of Convertible Notes outstanding as of such date), as such earlier date may be extended pursuant to Section 2.20 with respect to the Commitments of Consenting Lenders; provided, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maturity Date Extension Request” means a request by the Borrower, in the form of Exhibit G hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.20.
“Maximum Leverage Ratio” has the meaning set forth in Section 6.8.
“Maximum Rate” has the meaning set forth in Section 10.13.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or could be an obligation to contribute of) a Loan Party or an ERISA Affiliate, and each such plan for the five- year period immediately following the latest date on which a Loan Party or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.2 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-IG Period” means (a) the period from and including the Restatement Effective Date to but excluding the first IG Trigger Date following the Restatement Effective Date and (b) any period from and including a Non-IG Trigger Date to but excluding the first IG Trigger Date following such Non-IG Trigger Date.
“Non-IG Trigger Date” means the first date after any IG Trigger Date on which the Borrower shall cease to have Ratings that are Investment Grade from at least two of the Rating Agencies.
“Non-U.S. Plan” means any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more Subsidiaries of the Borrower, primarily for the benefit of employees of the Borrower or such Subsidiaries or any Loan Party residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Note” means a Revolving Loan Note or a Swing Line Note.
“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all amounts owing by any Loan Party to any Agent, any Issuing Bank, any Lender or any Lender Counterparty pursuant to the terms of this Agreement, any Secured Swap Agreement (including payments for early termination of any Secured Swap Agreements), any Secured Cash Management Services Agreement or any other Loan Document (including reimbursement of amounts drawn under Letters of Credit and all interest which accrues after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable); provided that Obligations shall exclude Excluded Swap Obligations.
“Obligee Guarantor” has the meaning set forth in Section 7.6.
“OFAC” means the United States Treasury Department Office of Foreign Assets Control.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any other excise, property, intangible, recording, filing or similar Taxes which arise from any payment made, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and the other Loan Documents; excluding, however, such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than such Taxes imposed with respect to an assignment that occurs as a result of the Borrower’s request pursuant to Section 2.18(b)).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant” has the meaning set forth in Section 10.4.
“Participant Register” has the meaning assigned to such term in Section 10.4(c)(iii).
“Payment” has the meaning assigned to it in Section 9.4(c).
“Payment Notice” has the meaning assigned to it in Section 9.4(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to (or obligated to be contributed) in whole or in part by any Loan Party or any ERISA Affiliate or with respect to which any of the Borrower, any Loan Party or any ERISA Affiliate has actual or contingent liability or had any such liability for the five-year period immediately following the latest date on which a Loan Party or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.
“Perfection Certificate” means a certificate in form reasonably satisfactory to the Collateral Agent that provides information with respect to the Collateral of each Loan Party.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with Section 5.4;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, supplier’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.4;
(c)    Liens incurred or pledges and deposits made in the ordinary course of business (i) in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary of the Borrower or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d)    Liens incurred or pledges and deposits to secure the performance of bids, trade and commercial contracts (other than for the payment of Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practice;
(e)    Liens securing, or otherwise arising from, judgments and deposits to secure obligations under appeal bonds or letters of credit in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;
(f)    Uniform Commercial Code financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases;
(g)    easements, zoning restrictions, rights-of-way, encroachments and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the conduct of business of the Borrower or any Subsidiary of the Borrower;
(h)    rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase or lease agreements and related arrangements;
(i)    to the extent constituting a Lien, Permitted IP Transfers;
(j)    rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;
(k)    Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent or performance of other obligations in respect of leased properties, so long as such Liens are not exercised or except where the exercise of such Liens would not reasonably be expected to have a Material Adverse Effect;
(l)    Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Borrower and any Restricted Subsidiaries;
(m)    servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of the Borrower or any of its Subsidiaries, in each case that do not secure any obligations for money borrowed and do not materially detract from the value of the affected property or interfere with the conduct of business of the Borrower or any Subsidiary of the Borrower; and
(n)    Liens on any Collateral securing any obligation in favor of a Governmental Authority, which Lien ranks or is capable of ranking prior to or pari passu with the Liens created by the Collateral Documents, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, governmental royalties or pension fund obligations.
“Permitted Holders” means (a) any Person listed on Schedule 1.1, (b) any Affiliate of any such Person, (c) any trust or partnership created solely for the benefit of any natural person listed on Schedule 1.1 and/or members of the family of any natural person listed on Schedule 1.1 and (d) any Person where the voting of shares of capital stock of the Borrower is Controlled by any of the foregoing.
“Permitted IP Transfer” means (i) non-exclusive licenses of Intellectual Property, (ii) exclusive licenses of Intellectual Property that would not have a material adverse effect on the Collateral, (iii) sales, dispositions, transfers or exclusive licenses made pursuant to the Borrower or a Guarantor’s existing buy-in license agreements, research and development cost sharing agreements and related agreements, as amended or restated from time to time, or comparable agreements with any Excluded Subsidiary (or other transactions where assets or rights of any Excluded Subsidiary are transferred to the Borrower, any Guarantor or another Excluded Subsidiary and then subsequently transferred to another Excluded Subsidiary), provided that such amended, restated or comparable agreement would not have a material adverse effect on the Collateral; (iv) sales, dispositions, transfers or exclusive licenses that are treated as a disposition of assets for U.S. federal income tax purposes by any entity that is not a Loan Party; or (v) storing, holding, transferring, processing, operating or managing data or information outside the U.S., including for regulatory, tax or operational purposes.
“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan).
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledged Collateral” has the meaning set forth in the Security Agreement.
“Portfolio Interest Certificate” has the meaning set forth in Section 2.16(d)(iii)(C).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Pro Forma Basis” means, with respect to the calculation of the financial covenant contained in Section 6.8 or otherwise for purposes of determining the Consolidated Net Leverage Ratio, Consolidated EBITDA, Consolidated Total Assets or any other metric as of any date, that such calculation shall give pro forma effect to all Acquisitions, all issuances, incurrences or assumptions of Indebtedness and all sales, transfers or other dispositions of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) that have occurred during the applicable fiscal quarter period of the Borrower (or subsequent to such fiscal quarter period of the Borrower and prior to or simultaneously with the event for which such calculation is being calculated) as if they occurred on the first day of such applicable fiscal quarter period of the Borrower.
“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.19.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act, as amended, or any regulations promulgated thereunder at such time and can cause another Person to qualify as an “eligible contract participant” at such time (including as a result of the agreements in Section 7.11(b) or any other Guarantee or other support agreement or any other keepwell agreement under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act in respect of the obligations of such Guarantor by another Loan Party, in each case that constitutes an “eligible contract participant”).
“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Rating” means, with respect to any Rating Agency, its Senior Unsecured Rating.
“Rating Agency” means each of S&P, Moody’s and Fitch.
“Recipient” means the Administrative Agent, any Lender and any Issuing Bank, or any combination thereof (as the context requires).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if the RFR for such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning set forth in Section 10.4.
“Reimbursement Date” has the meaning set forth in Section 2.4(d).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Daily Simple SOFR, as applicable.
“Required Lenders” means, at any time, Lenders having more than 50% of the aggregate Revolving Exposure and Unfunded Commitments at such time. The Revolving Exposure and Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any of the President, Chief Executive Officer, Vice President or Financial Officer of the applicable Loan Party, or any person designated by any such Loan Party in writing to the Administrative Agent from time to time, acting singly.
“Restatement Effective Date” means October 15, 2026.
“Restricted” means, when referring to cash or Cash Equivalents of the Borrower and its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on the consolidated balance sheet of the Borrower, (b) are subject to any Lien in favor of any Person (other than the Secured Parties and customary banker’s Liens granted to depository banks and securities intermediaries in the ordinary course of business) or (c) are not otherwise generally available for use by the Borrower or any Restricted Subsidiary of the Borrower so long as such Restricted Subsidiary of the Borrower is not prohibited by applicable law, contractual obligation or otherwise from transferring such cash or Cash Equivalents to the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund, similar deposit or withholding of shares for tax purposes, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any such Subsidiary. The conversion of, or payment for (including, without limitation, payments of principal and payments upon redemption or repurchase), or paying any interest with respect to, any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash shall not constitute a Restricted Payment.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Revolving Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Revolving Exposure” means, with respect to any Lender as of any date of determination, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) the Letter of Credit Usage of that Lender and (c) the Swing Line Exposure of that Lender.
“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.1 and/or Section 2.19.
“Revolving Loan Note” means a promissory note in the form of Exhibit D-1, as it may be amended, restated, supplemented or otherwise modified from time to time.
“RFR” means, for any RFR Loan denominated in dollars, (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate) Daily Simple SOFR.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple SOFR.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of

Ukraine, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran and North Korea).
“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or the United Kingdom, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations or orders).
“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom.
“Scheduled Maturity Date” has the meaning assigned to such term in the definition of “Maturity Date”.
“Second Amendment and Restatement Agreement” means the Second Amendment and Restatement Agreement, dated as of the Restatement Effective Date, among the Loan Parties, the Lenders and Issuing Banks party thereto, the Administrative Agent, the Collateral Agent and the Swing Line Lender.
“Secured Cash Management Services” means Cash Management Services provided to any Loan Party by any Lender Counterparty pursuant to a Secured Cash Management Services Agreement.
“Secured Cash Management Services Agreement” means any agreement with respect to the provision of Secured Cash Management Services to any Loan Party by any Lender Counterparty.
“Secured Obligations” has the meaning set forth in the Security Agreement.
“Secured Parties” has the meaning set forth in the Security Agreement.
“Secured Swap Agreement” means a Swap Agreement among one or more Loan Parties and a Lender Counterparty.
“Security Agreement” means the Pledge and Security Agreement executed by each Loan Party as of November 15, 2018, as amended and restated as of the Restatement Effective Date and as it may be further amended, restated, supplemented or otherwise modified from time to time.
“Security Supplement” has the meaning assigned to that term in the Security Agreement.

“Senior Unsecured Rating” means, with respect to any Rating Agency, a rating by such Rating Agency of the Borrower’s senior unsecured non-credit enhanced long-term indebtedness, as announced and/or confirmed in a public release by such Rating Agency.
“Significant Acquisition” means (i) any one Acquisition or (ii) any two Acquisitions that are consummated within a 12 month period, in the case of each of clauses (i) and (ii), for which the aggregate consideration involves cash in the amount of $150,000,000 or more.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvency Certificate” means a Solvency Certificate of a Financial Officer of the Borrower substantially in the form of Exhibit I.
“Solvent” means, with respect to the Borrower and its Restricted Subsidiaries on a particular date, that on such date (a) the fair value of the present assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of the Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business and (d) the Borrower and its Restricted Subsidiaries, taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, in relation to which their property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Subsidiary” means any subsidiary of the Borrower.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity (including by value) or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned (directly or indirectly), controlled or held by the parent.
“Supported QFC” has the meaning assigned to it in Section 10.19.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or other providers of services of the Borrower or the Subsidiaries of the Borrower shall be a Swap Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swing Line Loans outstanding at such time (excluding any Swing Line Loans made by such Lender in its capacity as a Swing Line Lender), adjusted to give effect to any reallocation under Section 2.21 of the Swing Line Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swing Line Loans.
“Swing Line Lender” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.
“Swing Line Loan” means a Loan made by Swing Line Lender to the Borrower pursuant to Section 2.3.
“Swing Line Note” means a promissory note in the form of Exhibit D-2, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Swing Line Sublimit” means the lesser of (i) $15,000,000, and (ii) the aggregate unused amount of Commitments then in effect.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.
“Term SOFR Determination Day” has the meaning assigned to it in the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate, as so determined, would be less than the Floor, the Term SOFR Rate shall be deemed to be equal to the Floor.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Trade Date” has the meaning set forth in Section 10.4(e).
“Total Indebtedness” means, as of any date of determination with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, without duplication, an amount equal to the sum of (a) the aggregate principal amount of indebtedness for borrowed money, plus (b) the principal component of Capital Lease Obligations, plus (c) all unreimbursed drawings under outstanding letters of credit, plus (d) all guarantee obligations in respect of items described in the preceding clauses (a) through (c); provided that, for the avoidance of doubt, “Total Indebtedness” shall not include any Indebtedness in respect of (i) Swap Agreements or (ii) cash management related obligations incurred in the ordinary course of business.

“Total Utilization of Commitments” means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, (b) the aggregate principal amount of all outstanding Swing Line Loans, and (c) the aggregate Letter of Credit Usage.
“Transactions” means, collectively, (i) the execution, delivery and performance by the Loan Parties of each Loan Document to which it is a party, (ii) the borrowing of Loans and the use of the proceeds thereof, (iii) the issuance of Letters of Credit and the use thereof, (iv) the amendment and restatement of the Existing Credit Agreement pursuant to the Second Amendment and Restatement Agreement and (v) the payment of all fees and expenses incurred in connection with the foregoing.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the Alternate Base Rate or the Daily Simple SOFR; provided that with respect to Swing Line Loans, such rate shall be determined by reference to the Alternate Base Rate only.
“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means (i) for purposes of Sections 3.18 and 6.9 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.19.
“UCC” or “Uniform Commercial Code” has the meaning of “UCC” as defined in the Security Agreement.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Exposure.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Unrestricted Cash and Cash Equivalents” means cash or Cash Equivalents that are not Restricted.
“Unrestricted Subsidiary” means any Subsidiary that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 5.12; provided that any entity listed on Schedule 5.12 shall be an Unrestricted Subsidiary as of the Restatement Effective Date.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.
“wholly owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned subsidiary of such Person or any combination thereof.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2    Classification of Loans and Borrowings.
For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing” or an “ABR Borrowing”).
Section 1.3    Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (g) all references herein to financial statements most recently delivered pursuant to Section 5.1(a) or (b) shall, prior to the first delivery of financial statements pursuant to Section 5.1(a) or (b), refer to the most recent annual or quarterly, as applicable, financial statements furnished pursuant to Section 3.4(a). Each reference herein to the “date of this Agreement” or the “date hereof” shall be deemed to refer to the Restatement Effective Date.
Section 1.4    Accounting Terms; GAAP.
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision has been amended in accordance herewith. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary of the Borrower at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
Section 1.5    Letter of Credit Amounts.
Unless otherwise specified herein, the amount of any Letter of Credit at any time shall be deemed to be the amount available to be drawn under such Letter of Credit during the remaining life thereof; provided, however, that with respect to any Letter of Credit that by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.6    Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.7    Interest Rates; Benchmark Notification.
The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II

THE CREDITS
Section 2.1    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the aggregate outstanding principal amount of such Lender’s Revolving Exposure exceeding such Lender’s Commitment or (b) the Total Utilization of Commitments exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Each Lender’s Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Exposure shall be paid in full no later than such date.
Section 2.2    Revolving Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders in accordance with their respective Applicable Percentages. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.
(b)    Subject to Section 2.13, each Borrowing of Revolving Loans shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments; provided, further, that an ABR Borrowing may be in an aggregate amount that is required to finance the reimbursement of a

Letter of Credit drawing as contemplated by Section 2.4(d). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.3    Swing Line Loans. (a) During the Availability Period, subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans to the Borrower in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided that after giving effect to the making of any Swing Line Loan, in no event shall (i) the Total Utilization of Commitments exceed the Commitments then in effect or (ii) unless otherwise agreed to in writing by the Swing Line Lender, the aggregate amount of Swing Line Loans, Revolving Loans and Letters of Credit issued by the Swing Line Lender exceed the Swing Line Lender’s Commitments hereunder; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Availability Period. The Swing Line Lender’s Commitment shall expire on the Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Commitments shall be paid in full no later than such date.
(b)    Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided that a Swing Line Loan may be in an aggregate amount that is required to finance the reimbursement of a Letter of Credit drawing as contemplated by Section 2.4(d).
(c)    The Swing Line Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans outstanding. Such notice shall specify the aggregate amount of the Swing Line Loans in which the Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swing Line Loan or Loans. Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swing Line Lender, such Lender’s Applicable Percentage of such Swing Line Loan or Loans. Each Lender acknowledges and agrees that, in making any Swing Line Loan, the Swing Line Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.2, unless, at least one Business Day prior to the time such Swing Line Loan was made, the Required Lenders or the Borrower shall have notified the Swing Line Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.2(b) or (c) would not be satisfied if such Swing Line Loan were then made (it being understood and agreed that, in the event the Swing Line Lender shall have received any such notice, it shall have no obligation to make any Swing Line Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Lender further acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swing Line Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swing Line Loan.
(d)    The Swing Line Lender may resign as Swing Line Lender upon 30 days prior written notice to the Administrative Agent, the Lenders and the Borrower. The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such replacement or resignation shall become effective, (i) the Borrower shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower for cancellation, and (iii) the Borrower shall issue, if so requested by the successor Swing Line Loan Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

Section 2.4    Issuance of Letters of Credit and Purchase of Participations Therein. (a) During the Availability Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit (or amend, extend or increase any outstanding Letter of Credit) at the request and for the account of the Borrower (including for the purpose of supporting obligations of the Borrower or any of its Restricted Subsidiaries); provided that (i) each Letter of Credit shall be denominated in dollars; (ii) the amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, amendment, extension or increase, in no event shall the Total Utilization of Commitments exceed the Commitments then in effect; (iv) after giving effect to such issuance, amendment, extension or increase, in no event shall the aggregate Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect, (v) after giving effect to such issuance, amendment, extension or increase, in no event shall the Letter of Credit Usage attributable to Letters of Credit issued by any Issuing Bank exceed the Issuing Bank Sublimit of such Issuing Bank, unless otherwise agreed to in writing by such Issuing Bank, (vi) after giving effect to such issuance, amendment, extension or increase, in no event shall the aggregate amount of Revolving Loans (and Swing Line Loans, in the case of the Swing Line Lender) and Letters of Credit issued by such Issuing Bank exceed such Issuing Bank’s Commitments hereunder, unless otherwise agreed to in writing by such Issuing Bank, and (vii) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five days prior to the Scheduled Maturity Date and (2) the date which is one year from the date of issuance of such Letter of Credit. If the Borrower so requests in the Application for any Letter of Credit, the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each such Letter of Credit, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiration date not later than the date five days prior to the Scheduled Maturity Date; provided, however, that the applicable Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (except that the expiration date may be extended by up to one year from the then-current expiration date) or (B) it has received notice from the Administrative Agent or the Borrower that one or more of the conditions in Section 4.2(b) or (c) would not be satisfied if such Letter of Credit were so extended. If any Lender is a Defaulting Lender, an Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage at such time on terms satisfactory to such Issuing Bank. Each request by the Borrower for the issuance, amendment, extension or increase of any Letter of Credit shall be deemed to be a representation and warranty that the conditions set forth in clauses (iii), (iv) and (v) above have been met.
(b)    Whenever the Borrower desires the issuance, amendment, extension or increase of a Letter of Credit, it shall deliver (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the recipient) to the Administrative Agent and the applicable Issuing Bank (i) in the case of a request for the issuance of a Letter of Credit, an Issuance Notice and Application no later than 1:00 p.m. (New York City time) at least five Business Days in advance of the proposed date of issuance and (ii) in the case of a request for the amendment, extension or increase of a Letter of Credit, a notice and/or letter of credit application, in such form as specified by the applicable Issuing Bank, identifying the Letter of Credit to be amended, extended or increased and specifying the requested date of amendment, extension or increase (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (a) of this Section), the amount of such Letter of Credit and such other information as shall be necessary to enable the applicable Issuing Bank to amend, extend or increase such Letter of Credit, no later than 1:00 p.m. (New York City time) at least five Business Days in advance of the proposed date of such amendment, extension or increase (or such shorter period as the applicable Issuing Bank may agree to in its sole discretion). Each notice or letter of credit application delivered pursuant to this Section 2.4(b) shall be accompanied by documentary and other evidence of the proposed beneficiary’s identity as may reasonably be requested by the applicable Issuing Bank to enable such Issuing Bank to verify the beneficiary’s identity or to comply with any applicable laws or regulations, including the USA Patriot Act. Upon satisfaction or waiver of the conditions set forth in Section 4.2, the applicable Issuing Bank shall issue or amend, extend or increase the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures as in effect from time to time. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit if such Letter of Credit would violate one or more provisions of any applicable law, rule or regulation or such Issuing Bank’s standard policies and procedures regarding the issuance of letters of credit as in effect from time to time (to the extent not in conflict with the requirements of this Section 2.4 or as otherwise accepted by the Borrower). Notwithstanding anything contained in any Application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit or any notice or letter of credit application furnished to any Issuing Bank in connection with the amendment, extension or increase of any Letter of Credit, (i) all provisions of any such Application or notice or letter of credit application purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured solely to the extent provided in this Agreement and in the Collateral Documents, and (ii) in the event of any conflict between the terms and conditions of such Application or notice or letter of credit application, on the one hand, and the terms and conditions of this Agreement, on the other hand, the terms and conditions of this Agreement shall control. Upon the issuance of any Letter of Credit or amendment, extension or increase thereof, the applicable Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the amount thereof, which notice from the Administrative Agent shall be accompanied by a copy of such Letter of Credit or amendment, extension or increase thereof and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.4(e).
(c)    In determining whether to honor any drawing under any Letter of Credit by the beneficiary(ies) thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents, if such documents are not in strict compliance with the terms of such Letter of Credit. As between the Borrower and an Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank, by the respective beneficiaries of such Letters of Credit; provided that such assumption of risk by the Borrower shall not affect any rights that the Borrower may have against any such beneficiary. In furtherance and not in limitation of the foregoing, an Issuing Bank shall not be responsible or have any liability for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by any beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any other action or inaction taken or suffered by such Issuing Bank under or in connection with any such Letter of Credit, if required under, or expressly authorized under the circumstances by, any applicable domestic or foreign law or letter of credit practice or (ix) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Bank’s rights or powers hereunder or place such Issuing Bank under any liability to the Borrower. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in “good faith” (as such term is defined in Article 5 of the New York Uniform Commercial Code), shall not give rise to any liability on the part of such Issuing Bank to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.4(c), the applicable Issuing Bank shall not be excused from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a final, non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.
(d)    In the event any Issuing Bank has honored a drawing under a Letter of Credit on any date (a “Disbursement Date”), it shall promptly notify the Borrower and the Administrative Agent of the amount of such drawing and of the applicable Disbursement Date. The Borrower shall reimburse such Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in same day funds equal to the dollar amount of such honored drawing, together in each case with accrued and unpaid interest as provided in Section 2.12; provided that, if the dollar amount of such honored drawing is $500,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.5 that such payment be financed with a Swing Line Loan or an ABR Borrowing and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Swing Line Loan or ABR Borrowing. If the Borrower fails to reimburse any honored drawing under any Letter of Credit on or before the Reimbursement Date, the Administrative Agent shall notify each Lender of such failure, the payment then due from the Borrower in respect of such honored drawing, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent, in dollars, its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for an honored drawing under a Letter of Credit (other than the funding of a Swing Line Loan or an ABR Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such drawing. If any Lender fails to make available to the Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(d) by the time specified herein, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(e)    Immediately upon the issuance, extension or increase of each Letter of Credit, without any further action by any Person, the applicable Issuing Bank shall be deemed to have sold to each Lender and each Lender shall have been deemed to have purchased from such

Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Applicable Percentage of the maximum amount which is or at any time may become available to be drawn thereunder. In consideration and in furtherance of the foregoing, each Lender hereby irrevocably, absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each drawing honored by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on or prior to the applicable Reimbursement Date, or of any reimbursement payment required to be refunded to the Borrower or otherwise returned for any reason. Each Lender acknowledges and agrees that its obligation to fund participations pursuant to this paragraph in respect of Letters of Credit is irrevocable, absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, extension or increase of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Rules 3.13 and 3.14 of ISP 98 or similar terms in the Letter of Credit itself) permits a drawing to be made under such Letter of Credit after the expiration thereof or after the expiration or termination of the Commitments or any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including those set forth in the following paragraph (f), and that each such payment shall be made without any defense, offset, abatement, withholding or reduction whatsoever and in dollars. Each Lender further acknowledges and agrees that, in issuing, amending, extending or increasing any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Sections 2.4 and 4.2.
(f)    The obligation of the Borrower to reimburse each Issuing Bank for drawings honored under the Letters of Credit issued by it shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, Lender or any other Person, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Restricted Subsidiaries and the beneficiary(ies) for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by such Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Restricted Subsidiaries or any other Person; (vi) any breach hereof by any party hereto or any other Loan Document by any party thereto; (vii) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Rules 3.13 and 3.14 of ISP 98 or similar terms in the Letter of Credit itself) permits a drawing to be made under such Letter of Credit after the expiration thereof or after the expiration or termination of the Commitments; (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (ix) the fact that an Event of Default or a Default shall have occurred and be continuing.
(g)    Without duplication of any obligation of the Borrower under Section 10.3, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save and hold harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages and losses, and all reasonable, documented and invoiced costs, charges and out-of-pocket expenses (including reasonable fees, out-of-pocket expenses and disbursements of one primary counsel (and in the case of an actual or potential conflict of interest where any Issuing Bank affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Issuing Bank) and one local counsel in each relevant material jurisdiction), which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance, amendment, extension or increase of any Letter of Credit by such Issuing Bank, any demand for payment thereunder, any payment or other action taken or omitted to be taken in connection with such Letter of Credit or this Agreement, or any transaction(s) supported by such Letter of Credit, other than as a result of the gross negligence or willful misconduct of such Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act. The Borrower will pay all amounts owing under this Section promptly after written demand therefor.
(h)    An Issuing Bank may resign as an Issuing Bank by providing at least 30 days prior written notice to the Administrative Agent, the Lenders and the Borrower. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of such Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. At the time any such resignation or replacement shall become effective, (A) the Borrower shall pay all unpaid fees accrued for the account of the resigning or replaced Issuing Bank pursuant to Sections 2.11(c) and (d) and (B) the resigning or replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement. After the replacement or resignation of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall not be required to issue, amend, extend or increase any Letters of Credit.
(i)    The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by a written agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.
(j)    If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with each applicable Issuing Bank, in the name of the applicable Issuing Bank and for the benefit of the applicable Issuing Bank, an amount in cash equal to 103% of Letter of Credit Usage attributable to all outstanding Letter of Credits of the applicable Issuing Bank as of such date (provided that, if the Letter of Credit Usage increases at any time following such deposit, the Borrower shall, at the request of the applicable Issuing Bank, deposit additional amounts in cash in dollars so that such deposit account holds at least 103% of the amount of Letter of Credit Usage of such Issuing Bank at any time) plus any accrued and unpaid interest thereon, in each case in dollars; provided that the obligation to deposit such cash collateral shall become effective immediately, and such cash collateral shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clauses (h) or (i) of Article VIII. Such cash collateral shall be held by the applicable Issuing Bank as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing, if any Letter of Credit Usage remains outstanding after the applicable expiration date, the Borrower shall promptly deposit into an account with the applicable Issuing Bank an amount in cash equal to 103% of such Letter of Credit Usage as of such date plus any accrued and unpaid interest thereon. The applicable Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such cash collateral, which investments shall be made at the option and sole discretion of the applicable Issuing Bank and at the Borrower’s risk and expense, such cash collateral shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the applicable Issuing Bank to reimburse the applicable Issuing Bank for any disbursements under Letters of Credit issued by it for which it has not been reimbursed and, to the extent not so applied, shall be held as cash collateral for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Usage of such Issuing Bank at such time, and after such cash collateralization and/or payment in full of all Letter of Credit Usage of such Issuing Bank, may be applied to satisfy other Obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower (or as otherwise ordered by a court of competent jurisdiction) within five Business Days after all Events of Default have been cured or waived.
(k)    Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP 98 shall be stated therein to apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and each Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required under, or expressly authorized under the circumstances by, any applicable law, order, or practice that is required to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary of any Letter of Credit is located, the practice stated in the ISP 98, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade, Inc. (BAFT), or the Institute of International Banking Law & Practice, whether or not any such law or practice is applicable to any Letter of Credit.
(l)    Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary of the Borrower, or states that a Restricted Subsidiary of the Borrower is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
Section 2.5    Requests for Borrowings.
To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing, not later than 12:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day prior to the date of the proposed Borrowing or (c) in the case of a Borrowing of a Swing Line Loan, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower; provided that if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.2 and Section 2.3:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;

(iv)    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the account or accounts of the Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 2.6, or, in the case of any Loan requested to finance the reimbursement of drawing under a Letter of Credit as provided in Section 2.4(d), the identity of the Issuing Bank that has honored such drawing.
If no election as to the Type of Borrowing is specified with respect to Revolving Loans, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.5 prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.13(a) and 2.13(f), as applicable).
Section 2.6    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swing Line Loans shall be made by the Swing Line Lender to the Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 3:00 p.m., New York City time, on the requested date of such Swing Line Loan. Except as otherwise specified in the immediately preceding sentence, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account or accounts designated by the Borrower in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.7    Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.5; provided that Swing Line Loans shall be made and maintained as ABR Borrowings only. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing in accordance with their respective Applicable Percentages, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Loans, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by submitting an Interest Election Request by the time that a Borrowing Request would be required under Section 2.5 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.2:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)    if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.7(c) prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.13(a) and 2.13(f), as applicable).
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.8    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Total Utilization of Commitments would exceed the total Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the

Commitments shall be permanent. Each reduction of the Commitments shall be applied to the Lenders in accordance with their respective Applicable Percentages.
Section 2.9    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the earlier of the Maturity Date and the fifth Business Day after such Swing Line Loan is made; provided that any Swing Line Loan that is not repaid by the fifth Business Day after such Swing Line Loan is made shall automatically be converted to a Revolving Loan and shall be deemed to have been repaid on the fifth Business Day after such Swing Line Loan was made; provided, further, that on each date that a Borrowing consisting of Revolving Loans is made, the Borrower shall repay all Swing Line Loans that were outstanding on the date such Borrowing was requested.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).
Section 2.10    Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the requirements of Section 2.15), subject to prior notice in accordance with this Section. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the Swing Line Lender) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swing Line Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of reduction or termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of reduction or termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.
(b)    The Borrower shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Commitments shall not at any time exceed the Commitments then in effect.
(c)    Each prepayment of a Borrowing shall be applied ratably to the Loans of the Lenders in accordance with their respective Applicable Percentages. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any costs incurred as contemplated by Section 2.15.
Section 2.11    Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate of 0.10% per annum on the daily amount of the Unfunded Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable on a quarterly basis in arrears on the fifteenth day following the last day of March, June, September and December of each year in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment) and on the date on which the Commitments terminate, commencing on the first such date to occur after the Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and Letter of Credit Usage of such Lender (and the Swing Line Exposure of such Lender shall be disregarded for such purpose).
(b)    [reserved].
(c)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) letter of credit fees equal to (A) the Applicable Rate for Revolving Loans that are Term Benchmark Loans, multiplied by (B) the daily maximum amount available to be drawn under all such Letters of Credit (determined as of the close of business on any date of determination) (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any Letter of Credit Usage. Such letter of credit fees shall be paid on a quarterly basis in arrears and shall be due and payable on the fifteenth day following the last day of each March, June, September and December in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of any Letter of Credit, on the Commitment Termination Date and thereafter on demand.
(d)    The Borrower agrees to pay directly to each Issuing Bank, for its own account, the following fees:
(i)    a fronting fee equal to 0.125% per annum, multiplied by the daily maximum amount available to be drawn under all Letters of Credit issued by such Issuing Bank (determined as of the close of business on any date of determination) (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank; and
(ii)    such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.
Such fronting fee shall be paid on a quarterly basis in arrears and shall be due and payable on the fifteenth day following the last day of each March, June, September and December in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Commitment Termination Date and thereafter on demand. Such documentary and processing charges are due and payable on demand.
(e)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(f)    All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the parties specified herein. Fees paid shall not be refundable under any circumstances.
Section 2.12    Interest. (a) The Loans comprising each ABR Borrowing (including each Swing Line Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)    The Loans comprising each Term Benchmark Borrowing shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the Daily Simple SOFR plus the Applicable Rate.
(c)    Notwithstanding the foregoing, at all times when an Event of Default listed in paragraph (a), (b), (h) or (i) of Article VIII has occurred hereunder and is continuing, all overdue amounts outstanding hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR and the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Term SOFR Rate or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(f)    The Borrower agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit issued by such Issuing Bank, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the applicable Disbursement Date to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are ABR Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are ABR Loans.
(g)    Interest payable pursuant to Section 2.12(f) shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. In the event any Issuing Bank shall have been reimbursed by Lenders for all or any portion of any honored drawing, such Issuing Bank shall distribute to the Administrative Agent, for the account of each Lender which has paid all amounts payable by it under Section 2.4(d) with respect to such honored drawing, such Lender’s Applicable Percentage of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by such Lender for the period from the date on which such Issuing Bank was so reimbursed by such Lender to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.
Section 2.13    Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple SOFR; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.7 or a new Borrowing Request in accordance with the terms of Section 2.5, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest

Election Request in accordance with the terms of Section 2.7 or a new Borrowing Request in accordance with the terms of Section 2.5, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.
Section 2.14    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by or participated in, any Lender or Issuing Bank;
(ii)    impose on any Lender or Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    impose on any Recipient any Taxes (other than Indemnified Taxes, Other Taxes, Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes, or Tax described in clauses (b) through (d) of the definition of Excluded Taxes), on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital or liquidity of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments hereunder, the Loans made by such Lender or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon request of such Lender or Issuing Bank the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its respective holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive (or has retroactive effect), then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15    Break Funding Payments.
(a)    With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.16    Taxes. (a) Any and all payments by or on account of any obligation of each applicable Loan Party hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by each applicable Loan Party shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    In addition, each applicable Loan Party shall (i) pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or (ii) at the option of the Administrative Agent, shall timely reimburse the Administrative Agent for any payment of such Other Taxes.
(c)    Each applicable Loan Party shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Loan Parties shall not be required to pay any amount under this Section 2.16(c) with respect to Other Taxes paid or reimbursed by the Loan Parties pursuant to Section 2.16(b).
(d)    As soon as practicable after any payment of Indemnified Taxes by each applicable Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    (i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii), 2.16(e)(iii), 2.16(e)(v) or 2.16(e)(vi)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the

Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.
(iii)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(A)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed originals of IRS Form W-8ECI;
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “Portfolio Interest Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(D)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a Portfolio Interest Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Portfolio Interest Certificate substantially in the form of Exhibit J-4 on behalf of each such partner.
(iv)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made.
(v)    If a payment made to a Lender under this Agreement or any other Loan Document would be subject to withholding Tax imposed pursuant to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(e)(v), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.
(vi)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.
(g)    If any Lender or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that (w) any Lender or the Administrative Agent may determine, in its sole discretion exercised in good faith consistent with the policies of such Lender or the Administrative Agent, whether to seek a refund for any Taxes; (x) any Taxes that are imposed on a Lender or the Administrative Agent as a result of a disallowance or reduction of any Tax refund with respect to which such Lender or the Administrative Agent has made a payment to the indemnifying party pursuant to this Section shall be treated as an Indemnified Tax for which the indemnifying party is obligated to indemnify such Lender or the Administrative Agent pursuant to this Section; (y) nothing in this Section shall require the Lender or the Administrative Agent to disclose any confidential information to a Loan Party or any other Lender (including its tax returns); and (z) neither any Lender nor the Administrative Agent shall be required to pay any amounts pursuant to this Section for so long as a Default or Event of Default exists.
(h)    For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(i)    Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.
Section 2.17    Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrower from time to time, except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment or performance hereunder shall be due on a day that is not a Business Day, the date for payment or performance shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed drawings under Letters of Credit then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed drawings under Letters of Credit then due to such parties.
(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Swing Line Loans or drawings under Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Swing Line Loans or drawings under Letters of Credit and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Swing Line Loans or drawings under Letters of Credit of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Swing Line Loans or drawings under Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (as in effect from time to time) (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swing Line Loans or drawings under Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary of the Borrower or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.3, Section 2.4(d), Section 2.6(b) or paragraph (d) of this Section, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.18    Mitigation Obligations; Replacement of Lenders. (a) If any Lender (which term shall include any Issuing Bank for purposes of this Section 2.18(a)) requests compensation under Section 2.14, or if any of the Loan Parties are required to pay any Indemnified Taxes, Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender (which term shall include any Issuing Bank for purposes of this Section 2.18(b)) requests compensation under Section 2.14, (ii) any of the Loan Parties is required to pay any Indemnified Taxes, Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender is a Defaulting Lender or a Non-Consenting Lender or (iv) any Lender is a Declining Lender under Section 2.20, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and Swing Line Lender, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and its participations in any drawings under any Letters of Credit and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, (x) the applicable assignee shall have consented to, or shall consent to, the applicable amendment, waiver or consent and (y) the Borrower exercises its rights pursuant to this clause (b) with respect to all Non-Consenting Lenders relating to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.
(c)    Each party hereto agrees that (A) an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (B) the Lender required to make such assignment and delegation need not be a party thereto in order for such assignment and delegation to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment and delegation, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.
Section 2.19    Incremental Facilities. (a) The Borrower may, from time to time, (x) request the establishment of one or more new revolving credit facilities (each, an “Incremental Revolving Facility”), (y) request the establishment of one or more term facilities (each, an “Incremental Term Facility”) and/or (z) request that the aggregate amount of commitments under any existing revolving credit facility hereunder or the aggregate principal amount of loans under any existing term facility hereunder be increased (any such increase, an “Incremental Increase” and, together with any Incremental Revolving Facility and any Incremental Term Facility, collectively, the “Incremental Facilities”), in each case, by notice to the Administrative Agent specifying the amount of the relevant Incremental Facility, the Incremental Lenders providing such Incremental Facility and the date on which such Incremental Facility is to be effective (the “Incremental Facility Effective Date”), which shall be a Business Day at least three Business Days after delivery of such notice and ten Business Days prior to the Commitment Termination Date; provided, however, that:
(i)    the minimum amount of each Incremental Facility shall be $10,000,000 or a larger multiple of $5,000,000;
(ii)    the aggregate amount of all Incremental Facilities hereunder, together with the aggregate amount of all Incremental Equivalent Debt incurred under Section 2.19(d), shall not exceed the greater of (x) $1,000,000,000 and (y) 75.0% of Consolidated EBITDA for the most recently ended four fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis (the “Available Incremental Amount”);
(iii)    immediately before and immediately after giving effect to any such Incremental Facility and the use of proceeds thereof (if any), the Borrower shall be in compliance with the financial covenant set forth in Section 6.8 hereof on a Pro Forma Basis;

(iv)    both at the time of any such request and upon the effectiveness of any Incremental Facility, no Default or Event of Default shall have occurred and be continuing or would result from such proposed Incremental Facility (provided that, with respect to any Incremental Term Facility, the primary purpose of which is to finance a Limited Condition Transaction, the requirement pursuant to this Section 2.19(a)(iv) shall be that no Event of Default under clauses (a) or (b) of Article VIII or, solely with respect to the Borrower, clauses (h) or (i) of Article VIII, shall have occurred and be continuing or would result from such proposed Incremental Term Facility;
(v)    immediately prior to, and after giving effect to, such Incremental Facility, the condition set forth in Section 4.2(b) shall be satisfied (provided that, with respect to any Incremental Term Facility, the primary purpose of which is to finance a Limited Condition Transaction, the requirement contained in this Section 2.19(a)(v) shall only be required with respect to customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Incremental Term Facility));
(vi)    any Incremental Facility shall rank pari passu in right of payment and security with the existing Commitments and Loans;
(vii)    no Incremental Revolving Facility or Incremental Term Facility will have (i) a final maturity earlier than the latest Maturity Date then in effect (as determined as of the applicable Incremental Facility Effective Date) or (ii) a weighted average life to maturity that is shorter than the weighted average life to maturity of the Commitments then in effect; and
(viii)    (i) any Incremental Increase shall be on terms that are identical to those of the revolving credit facility or term facility being increased thereby, and (ii) subject to clauses (vi) and (vii) above, any Incremental Revolving Facility shall be on terms that are identical to the existing Commitments, other than those terms relating to pricing (including interest rates or rate floors), fees and maturity date and other than (x) as set forth in this Section 2.19, (y) such terms as are reasonably satisfactory to the Administrative Agent, the Borrower and the Incremental Lenders, as applicable, with respect to such Incremental Revolving Facility and (z) any other terms (provided that any such terms shall also be for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that the applicable Incremental Revolving Facility becomes effective).
Each notice by the Borrower under this paragraph shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clauses (iv) and (v) above. The Borrower may (but shall not be obligated to) seek commitments in respect of any Incremental Facility from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or from other banks, financial institutions or institutional lenders, subject to the approval thereof by the Administrative Agent, each Issuing Bank and the Swing Line Lender (in each case, not to be unreasonably withheld, conditioned or delayed) to the extent that such approval would be required under Section 10.4(b) for an assignment (each such existing lender or new lender, an “Incremental Lender”). Notwithstanding anything herein to the contrary, no

Lender shall have any obligation hereunder to become an Incremental Lender and any election to do so shall be in the sole discretion of each Lender.
(b)    Each Incremental Facility shall become effective as of the relevant Incremental Facility Effective Date upon receipt by the Administrative Agent, on or prior to 12:00 noon, New York City time, on such Incremental Facility Effective Date, of (i) a certificate of a duly authorized officer of the Borrower stating that the conditions with respect to such Incremental Facility under this Section 2.19 have been satisfied, (ii) an amendment to this Agreement (an “Incremental Facility Amendment”), in form and substance reasonably satisfactory to the Borrower, each Incremental Lender and the Administrative Agent, pursuant to which, effective as of such Incremental Facility Effective Date, the applicable Incremental Facility shall be established, in each case duly executed by each such Incremental Lender and the Borrower and acknowledged by the Administrative Agent and (iii) such certificates, legal opinions or other documents from the Borrower reasonably requested by the Administrative Agent in connection with such Incremental Facility. Upon the Administrative Agent’s receipt of a fully executed Incremental Facility Amendment, together with the certificates, legal opinions and other documents referred to in clauses (i) and (iii) above, the Administrative Agent shall record the information contained in such Incremental Facility Amendment in the Register and give prompt notice of the relevant Incremental Facility to the Borrower and the Lenders (including, if applicable, each Incremental Lender). In the event of an Incremental Increase with respect to the Commitments, (x) any Loans outstanding on such Incremental Facility Effective Date shall be reallocated among the Lenders (with Lenders making any required payments to each other) to the extent necessary to keep the outstanding Loans ratable with any revised pro rata shares of such Lenders arising from any nonratable increase in the Commitments under this Section 2.19 and (y) the participation interests of the Lenders in the then outstanding Letters of Credit shall automatically be adjusted to reflect, and each Lender (including, if applicable, each Incremental Lender) shall have a participation in each such Letter of Credit equal to, the Lenders’ respective Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit after giving effect to such increase.
(c)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any other amendment to this Agreement or any other Loan Document as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this Section 2.19, including any amendments necessary to establish new classes of loans and commitments hereunder and any technical amendments relating thereto, in each case on terms consistent with this Section 2.19. This Section shall supersede any provisions in Section 2.17 or Section 10.2 to the contrary.
(d)    The Borrower may utilize the Available Incremental Amount in respect of one or more series of senior unsecured notes or term loans or senior secured first lien notes or term loans or senior secured junior lien (as compared to the Liens securing the Secured Obligations) term loans, in each case, if secured, that will be secured by Liens on the Collateral on a pari passu or junior priority basis (as applicable) with the Liens on Collateral securing the Secured Obligations, and issued in a public offering, Rule 144A or other private placement or loan origination pursuant to an indenture, credit agreement or otherwise, in an aggregate amount not to exceed, together with the aggregate amount of all Incremental Facilities, the Available Incremental Amount (“Incremental Equivalent Debt”); provided that (i) such Incremental Equivalent Debt (A) does not mature earlier than the Maturity Date (as determined as of the date of incurrence of such Incremental Equivalent Debt), (B) has terms and conditions (other than pricing (including interest rates, rate floors or original issue discount) and fees and amortization, prepayment provisions and related premiums, and as otherwise explicitly set forth in this Agreement) no more restrictive (taken as a whole) than those under the credit facilities provided for herein (except for covenants or other provisions applicable only to periods after the Maturity Date (as determined as of the date of incurrence of such Incremental Equivalent Debt)), (C) to the extent secured, shall not at any time (including during any IG Period) be secured by any Lien on any asset that does not also secure the existing Secured Obligations hereunder, or to the extent guaranteed, shall not be guaranteed by any Person other than the Loan Parties and (D) to the extent secured, shall be subject to customary intercreditor arrangements reasonably satisfactory to the Borrower and the Administrative Agent and (ii) after giving effect to any such Incremental Equivalent Debt and the use of proceeds thereof, the Borrower shall be in compliance with the financial covenant set forth in Section 6.8 on a Pro Forma Basis.
Section 2.20    Extension of Maturity Date. (a) The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders and the Issuing Banks) not less than 30 days prior to the then existing maturity date for Commitments hereunder (the “Existing Maturity Date”), request that the Lenders and the Issuing Banks extend the Existing Maturity Date in accordance with this Section; provided that the Borrower may not make more than two Maturity Date Extension Requests during the term of this Agreement. Each Maturity Date Extension Request shall (i) specify the date to which the Maturity Date is sought to be extended; provided that such date is no more than one calendar year from the then scheduled Maturity Date, (ii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments (and related Loans) extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), and (iii) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to Section 10.2(b) shall become effective prior to the then existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Borrower, each Lender shall have the right to agree or not agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of its Commitment and, if such Lender (or a designated Affiliate of such Lender) is then serving as an Issuing Bank, its (or its designated Affiliate’s) Issuing Bank Sublimit, with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the

Maturity Date Extension Request shall have been delivered by the Borrower (it being understood (x) that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender and (y) that, in the case of any Lender then serving (or whose designated Affiliate is then serving) as an Issuing Bank, (I) the Issuing Bank Sublimit of such Lender (or such designated Affiliate) shall not be extended in connection with an extension of such Lender’s Commitments unless so specified by such Lender (or such designated Affiliate), in its capacity as Issuing Bank, in such written notice to the Borrower and (II) for purposes of Section 2.4(a), the “Maturity Date” applicable to Letters of Credit of an Issuing Bank that has not extended its Issuing Bank Sublimit will be the Maturity Date in respect of such Letter of Credit Sublimit that has not been extended). If a Lender elects to extend only a portion of its then existing Commitment, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the Commitments of the Consenting Lenders (including interest and fees payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request, (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained, except that any such other modifications and amendments that do not take effect until the Existing Maturity Date shall not require the consent of any Lender other than the Consenting Lenders) become effective and (iv) in the case of any Consenting Lender then serving (or whose designated Affiliate is then serving) as an Issuing Bank that shall not have agreed to extend the Existing Maturity Date with respect to its Issuing Bank Sublimit, or shall have agreed to extend the Existing Maturity Date with respect to less than the entire amount of its Issuing Bank Sublimit, such Issuing Bank shall not have the obligation to issue, amend, extend or increase Letters of Credit following the Extension Effective Date, if after giving effect to any such issuance, amendment, extension or increase, the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank that have a stated expiration date after the date that is five days prior to the Existing Maturity Date with respect to the non-extended portion of its Issuing Bank Sublimit would exceed the extended portion (if any) of such Issuing Bank Sublimit.
(b)    Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.18 and 9.4, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitments subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment assigned to and assumed by it on and after the effective time of such replacement.

(c)    If a Maturity Date Extension Request has become effective hereunder, on the Existing Maturity Date, the Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrower shall repay all the Loans of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder (accordingly, the Commitment of any Consenting Lender shall, to the extent the amount of such Commitment exceeds the amount set forth in the notice delivered by such Lender pursuant to paragraph (a) of this Section and to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, be permanently reduced by the amount of such excess, and, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, the Borrower shall prepay the proportionate part of the outstanding Loans of such Consenting Lender, in each case together with accrued and unpaid interest thereon to but excluding the Existing Maturity Date and all fees and other amounts payable in respect thereof on or prior to the Existing Maturity Date), it being understood that such repayments may be funded with the proceeds of new Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Commitments.
(d)    Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in Section 4.2 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower.
(e)    Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.8(c) or Section 2.17(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 10.2(b).
(f)    The Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.
Section 2.21    Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2;

(ii)    if any Swing Line Exposure or Letter of Credit Usage exists at the time such Lender becomes a Defaulting Lender then:
(A)    all or any part of the Swing Line Exposure and Letter of Credit Usage of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swing Line Exposure and Letter of Credit Usage does not exceed the total of all Non-Defaulting Lenders’ Commitments, (y) the sum of any Non-Defaulting Lender’s Revolving Exposure plus its Pro Rata Share of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Usage does not exceed such Non-Defaulting Lender’s Commitment and (z) the conditions set forth in Section 4.2 are satisfied at such time;
(B)    if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize for the benefit of the applicable Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Usage (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.4(j) for so long as such Letter of Credit Usage is outstanding;
(C)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Usage pursuant to clause (B) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(c) with respect to such Defaulting Lender’s Letter of Credit Usage during the period such Defaulting Lender’s Letter of Credit Usage is cash collateralized;
(D)    if the Letter of Credit Usage of the Non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(c) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and
(E)    if all or any portion of such Defaulting Lender’s Letter of Credit Usage is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(c) with respect to such Defaulting Lender’s Letter of Credit Usage shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s Letter of Credit Usage attributable to Letter of Credits issued by each Issuing Bank) until and to the extent that such Letter of Credit Usage is reallocated and/or cash collateralized in accordance with the procedures set forth in Section 2.4(j);

(iii)    so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swing Line Exposure or Letter of Credit Usage will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(a)(ii), and participating interests in any newly made Swing Line Loan or any newly issued, amended, extended or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.21(a)(ii)(A) (and such Defaulting Lender shall not participate therein);
(iv)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank or the Swing Line Lender hereunder; third, to cash collateralize each Issuing Bank’s Letter of Credit Usage with respect to such Defaulting Lender in accordance with Section 2.4(j); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize each Issuing Bank’s future Letter of Credit Usage with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.4(j); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letters of Credit disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or Letters of Credit were made when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of or Letters of Credit disbursements owed to all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments (without giving effect to Section 2.21(a)(ii)(A)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and
(v)    No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.11 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)    If any Lender becomes a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and such Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit, unless the Swing Line Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to the Swing Line Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(c)    If the Borrower, Swing Line Lender, each Issuing Bank and the Administrative Agent each agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (other than Swing Line Loans) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their respective Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders that:
Section 3.1    Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case (other than with respect to the due organization of, valid existence of, and good standing under the laws of the jurisdiction of its organization of, the Borrower), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.2    Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.3    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make has not had and would not reasonably be expected to have a Material Adverse Effect, (b) except as has not had and would not reasonably be expected to have a Material Adverse Effect, will not violate any applicable law or regulation or any order of any Governmental Authority, (c) will not violate any charter, by-laws or other organizational document of the Borrower or any of its Restricted Subsidiaries, (d) except as has not had and would not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument (other than the agreements and instruments referred to in clause (c)) binding upon the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries (other than the Liens created pursuant to the Collateral Documents).
Section 3.4    Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of operations, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2024 and December 31, 2025, reported on by Ernst & Young, independent public accountants, and (ii) as of and for the fiscal quarters ended March 31, 2026 and June 30, 2026. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited financial statements referred to in clause (ii) above.
(b)    Since December 31, 2025, no event, development or circumstance exists or has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.5    Properties. (a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in or rights to use, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens, other than (i) Permitted Encumbrances, (ii) Liens arising by operation of law, (iii) Liens permitted by Section 6.2 and (iv) minor defects in title that do not materially interfere with the ability of the Borrower and its Restricted Subsidiaries to conduct their businesses.
(b)     Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all material Intellectual Property used in and necessary to operate its business as currently conducted, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon, the rights of any other Person, except for any such infringements, that, individually or in the aggregate, have not resulted and would not reasonably be expected to result in a Material Adverse Effect.
Section 3.6    Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries (i) that have resulted or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any other Loan Document or the Transactions. Neither the Borrower nor any of its Restricted Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, have resulted and would reasonably be expected to result in a Material Adverse Effect.
(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, have not resulted and would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.
(c)    Since the Restatement Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.
Section 3.7    Compliance with Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, have not resulted and would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
Section 3.8    Investment Company Status. None of the Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 3.9    Taxes. Except as has not resulted and would not reasonably be expected to result in a Material Adverse Effect and except as set forth in Schedule 3.9, (i) each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed with respect to income, properties or operations of the Borrower and its Restricted Subsidiaries, (ii) such Tax returns accurately reflect all liability for Taxes of the Borrower and its Restricted Subsidiaries as a whole for the periods covered thereby and (iii) each of the Borrower and each of its Restricted Subsidiaries has timely paid or caused to be timely paid all Taxes required to have been paid by it (regardless of whether such Taxes are reflected on any Tax returns), except Taxes that are being contested in good faith by appropriate proceedings and, to the extent required by GAAP, for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.
Section 3.10    ERISA. (a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification), other than, in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred, or is reasonably expected to occur, other than as would not reasonably be expected to result in a Material Adverse Effect.
(b)    There exists no material Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to result in a Material Adverse Effect.
(c)    No Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make contributions to any Multiemployer Plan, other than as would not reasonably be expected to result in a Material Adverse Effect.
(d)    There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any Loan Party or any ERISA Affiliate, threatened, which have resulted or would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect.
(e)    Each Loan Party and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, has not resulted and would not reasonably be expected to result in a Material Adverse Effect.
(f)    No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 412 of the Code or Section 302 or 304 of ERISA other than where such extension would not reasonably be expected to result in a Material Adverse Effect. No Loan Party or any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions, other than as would not reasonably be expected to result in a Material Adverse Effect. No Loan Party or any ERISA Affiliate have incurred or reasonably expect to incur any liability to PBGC except as has not resulted in and would not reasonably be expected to result in a Material Adverse Effect, and no Lien imposed under the Code or ERISA on the assets of any Loan Party or any ERISA Affiliate exists or, to the knowledge of the Borrower, is likely to arise on account of any Plan other than as would not reasonably be expected to result in a Material Adverse Effect. None of the Loan Parties or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, other than as would not reasonably be expected to result in a Material Adverse Effect.
(g)    Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as has not resulted in and would not reasonably be expected to result in a Material Adverse Effect. All contributions required to be made with respect to a Non-U.S. Plan have been timely made, except as has not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries has incurred any material obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, other than as would not reasonably be expected to result in a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Non-U.S. Plan’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities, except as would not reasonably be expected to result in a Material Adverse Effect.
Section 3.11    Disclosure. All written information (other than any projected financial information and other than information of a general economic or industry specific nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished and when taken as a whole), when furnished, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projected financial information is subject to significant uncertainties and contingencies, any of which are beyond the Borrower’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).
Section 3.12    Subsidiaries. Schedule 3.12 sets forth as of the Restatement Effective Date a list of all Restricted Subsidiaries (identifying all Restricted Subsidiaries and Immaterial Subsidiaries) and the percentage ownership (directly or indirectly) of the Borrower therein. Except as has not resulted and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the shares of capital stock or other ownership interests of all Restricted Subsidiaries of the Borrower are fully paid and non-assessable and are owned (directly or indirectly) by the Borrower (other than minority interests held by other Persons that do not violate any provision of this Agreement), directly or indirectly, free and clear of all Liens other than Liens permitted under Section 6.2.
Section 3.13    Anti-Terrorism Laws; USA Patriot Act. To the extent applicable, the Borrower and each Subsidiary of the Borrower is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act.
Section 3.14    Anti-Corruption Laws and Sanctions. (a) The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Loan Parties and their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party, its Subsidiaries and its and their respective directors and officers and, to the knowledge of the Borrower, its and their respective employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Borrower, any Subsidiary of the Borrower or any of its or their respective directors or officers, or (ii) to the knowledge of the Borrower, any employee of the Borrower or any Subsidiary of the Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
Section 3.15    Margin Stock. (a) None of the Borrower or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
(b)    No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purposes of purchasing or carrying Margin Stock in violation of the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X.
Section 3.16    Solvency. As of the Restatement Effective Date, the Borrower is, individually and together with its Restricted Subsidiaries, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith (assuming for this purpose that the full amount of the Commitments is drawn on the Restatement Effective Date) will be, Solvent.
Section 3.17    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
Section 3.18    Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause any Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE IV

CONDITIONS
Section 4.1    [Reserved].
Section 4.2    Each Credit Extension. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing consisting solely of a conversion of Loans of one Type to another Type or a continuation of a Term Benchmark Loan following the expiration of the applicable Interest Period), the obligation of each Issuing Bank to issue any Letter of Credit, or amend or extend the expiration date, or increase the available balance of any Letter of Credit, and the effectiveness of any Incremental Facility pursuant to Section 2.19 or any extension of the Maturity Date pursuant to Section 2.20 (each of the foregoing, a “Credit Extension”), is subject to the satisfaction of the following conditions:
(a)    If applicable, the Administrative Agent shall have received a fully executed Borrowing Request or the Administrative Agent and the applicable Issuing Bank shall have received a fully executed Issuance Notice and Application, as the case may be;
(b)    The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects) on and as of the date of such Credit Extension, except that (i) for purposes of this Section, the representations and warranties contained in Section 3.4(a) shall be deemed to refer, following the first delivery thereof, to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 and (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in such manner as of such earlier date; and
(c)    At the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default shall have occurred and be continuing.

Each Credit Extension shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in paragraphs (b) and (c) of this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have been cancelled or expired with no pending drawings or cash collateralized on terms satisfactory to the applicable Issuing Banks, each Loan Party covenants and agrees with the Lenders that:
Section 5.1    Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent (for distribution to each Lender):
(a)    within 90 days after the end of such fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Commitments and the Loans at the Maturity Date) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit F attached hereto (i) certifying as to whether a Default has occurred and is continuing as of the date thereof and, if a Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth calculations illustrating compliance with Section 6.8, and (iii) if and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 3.4 had a material impact on such financial statements, specifying the effect of such change on the financial statements accompanying such certificate;

(d)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be, in each case that is not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that such information shall be deemed to have been delivered on the date on which such information has been posted on the Borrower’s website on the Internet at http://investor.pinterestinc.com (or any new address identified by the Borrower) or at http://www.sec.gov;
(e)    within a reasonable period of time following any request in writing (including any electronic message) therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;
(f)    unless an IG Period is in effect and the Collateral has been released, the Borrower will furnish to the Collateral Agent (i) any information regarding Collateral required pursuant to the Collateral Documents, and (ii) each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.1(a), a certificate of its Responsible Officer (x) either confirming that there has been no change in the information contained in the Perfection Certificate since the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes in the form of a Security Supplement delivered pursuant to Section 4.2 of the Security Agreement and (y) certifying that, to its knowledge, all Uniform Commercial Code financing statements and all supplemental Intellectual Property Security Agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the documents delivered pursuant to clause (ii)(x) above to the extent necessary to effect, protect and perfect the security interests under the Collateral Documents (except as noted therein with respect to any continuation statements to be filed within such period); and
(g)    if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Borrower and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.
Information required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such information, or provides a link thereto on the Borrower’s website on the Internet at http://investor.pinterestinc.com (or any new address identified by the company) or at http://www.sec.gov; or (ii) on which such information is posted on the

Borrower’s behalf on an Internet or intranet website, if any, to which the Lenders and the Administrative Agent have been granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to herein, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 5.2    Notices of Material Events.
The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower thereof that would reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any Non-IG Trigger Date, which written notice shall be provided within five Business Days of such occurrence; and
(d)    any other development that becomes known to any officer of the Borrower or any of its Subsidiaries that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be in writing, shall contain a heading or a reference line that reads “Notice under Section 5.2 of Revolving Credit and Guaranty Agreement” and shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.3    Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3 and (ii) none of the Borrower or any of its Restricted Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges or franchises where failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 5.4    Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay all Tax liabilities, including all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, and all lawful claims other than Tax liabilities which, if unpaid, would become a Lien upon any properties of the Borrower or any of its Restricted Subsidiaries not otherwise permitted under Section 6.2, in both cases except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) to the extent required by GAAP, the Borrower or such Restricted Subsidiary of the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
Section 5.5    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear and casualty events excepted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) maintain insurance with financially sound and reputable insurance companies or through self-insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 5.6    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which entries full, true and correct in all material respects are made and are sufficient to prepare financial statements in accordance with GAAP. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent (pursuant to the request made through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower or such Restricted Subsidiary shall be afforded the opportunity to participate in any discussions with such independent accountants), all at such reasonable times and as often as reasonably requested (but no more than once annually if no Event of Default exists). Notwithstanding anything to the contrary in this Section, none of the Borrower or any of its Restricted Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by applicable law or any third party consent legally binding on the Borrower or its Restricted Subsidiaries or (iii) is subject to attorney, client or similar privilege or constitutes or includes attorney work-product.
Section 5.7    ERISA-Related Information. The Borrower shall supply to the Administrative Agent (in sufficient copies for all the Lenders, if the Administrative Agent so requests): (a) if requested by the Administrative Agent, within 30 days of such request, a copy of IRS Form 5500 (including schedules thereto) in respect of a Plan with Unfunded Pension Liabilities, and (b) promptly and in any event within 30 days after a Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would reasonably be expected to result in a Material Adverse Effect, a certificate of a Financial Officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC, the IRS or Department of Labor pertaining to such ERISA Event and any notices received by such Loan Party or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 30-day period set forth above shall be a 10-day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA

Event; (c) promptly, and in any event within 30 days, after becoming aware that there has been (i) a material increase in aggregate Unfunded Pension Liabilities under all Plans (taking into account only Pension Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable; (ii) the existence of potential withdrawal liability under Section 4201 of ERISA, if the Loan Parties and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans that would reasonably be expected to result in a Material Adverse Effect, (iii) the adoption of, or the commencement of contributions to, any Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA by a Loan Party or any ERISA Affiliate that would reasonably be expected to result in a Material Adverse Effect, or (iv) the adoption of any amendment to a Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which results in a material increase in contribution obligations of a Loan Party or any ERISA Affiliate, a detailed written description thereof from a senior Financial Officer of the Borrower; and (d) as soon as practicable, and in any event within 10 days, notice if, at any time after the Restatement Effective Date, a Loan Party or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a Pension Plan or Multiemployer Plan to which such party did not maintain or contribute to prior to the Restatement Effective Date.
Section 5.8    Compliance with Laws and Agreements. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and its and their respective directors, officers, and employees of the foregoing with Anti-Corruption Laws and applicable Sanctions.
Section 5.9    Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes of the Borrower and its Restricted Subsidiaries, including for stock repurchases under stock repurchase programs approved by the Borrower and permitted under this Agreement and for Acquisitions. The Letters of Credit and the proceeds thereof will be used for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall procure that its Subsidiaries, and its or their respective directors, officers, and employees shall not use, the proceeds of any Credit Extension, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.10    Additional Guarantors. (a) In the event that any Person becomes a Material Domestic Subsidiary (other than any Excluded Subsidiary), the Borrower shall (i) in the case of an Unrestricted Subsidiary becoming a Material Domestic Subsidiary, substantially concurrently with the redesignation or deemed redesignation thereof as a Restricted Subsidiary pursuant to Section 5.12 or (ii) otherwise, 60 days thereafter (or such longer period of time as the Collateral Agent may agree in its reasonable discretion) (A) cause such Material Domestic Subsidiary to become (x) a Guarantor hereunder by executing and delivering to the Administrative Agent a Counterpart Agreement and (y) during any Non-IG Period, a Grantor under the Security Agreement by executing and delivering to the Collateral Agent the joinder agreement required thereunder, and (B) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Administrative Agent or, during any Non-IG Period, reasonably requested by the Collateral Agent or required by the Collateral Documents. If reasonably requested by the Administrative Agent, the Administrative Agent shall receive an opinion of counsel for the Borrower in form and substance reasonably satisfactory to the Administrative Agent in respect of such customary matters as may be reasonably requested by the Administrative Agent relating to any Counterpart Agreement or, during any Non-IG Period, any joinder agreement delivered pursuant to this Section 5.10(a), dated as of the date of such agreement.
(b)    With respect to each Material Domestic Subsidiary of the Borrower referred to in clause (a) above, the Borrower shall promptly after delivering the financial statements pursuant to Sections 5.1(a) or (b), as the case may be, send to the Administrative Agent written notice setting forth (i) the date on which such Person became a Material Domestic Subsidiary and (ii) all of the data required to be set forth in Schedule 3.12 hereto; and such written notice shall be deemed to supplement Schedule 3.12 for all purposes hereof.
Section 5.11    Further Assurances. Subject to the limitations set forth in the Security Agreement or any other Loan Document, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are (i) guaranteed by the Guarantors and (ii) during any Non-IG Period, secured by the Collateral to the fullest extent required under the Collateral Documents.
Section 5.12    Designation of Restricted and Unrestricted Subsidiaries.
(a)    During any Non-IG Period, the Board of Directors or chief financial officer of the Borrower may designate any Subsidiary of the Borrower, including a newly acquired or created Subsidiary of the Borrower, to be an Unrestricted Subsidiary if it meets the following qualifications:
(i)    such Subsidiary does not own any Equity Interest of the Borrower or any Restricted Subsidiary of the Borrower;
(ii)    the Borrower would be permitted to make an Investment at the time of the designation in an amount equal to the aggregate fair market value (as determined by the Borrower in good faith) of all Investments of the Borrower or its Restricted Subsidiaries in such Subsidiary (valued at the Borrower’s and its Restricted Subsidiaries’ proportional share of the fair market value (as determined by the Borrower in good faith) of such Subsidiary’s assets less liabilities);

(iii)    any Guarantee or other credit support thereof by the Borrower or any Restricted Subsidiary of the Borrower is permitted under Section 6.1 or Section 6.7;
(iv)    neither the Borrower nor any Restricted Subsidiary of the Borrower has any obligation to subscribe for additional Equity Interests of such Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Section 6.1 or Section 6.7;
(v)    such Subsidiary does not own or exclusively license any Material Intellectual Property;
(vi)    immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result from such designation; and
(vii)    no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any other Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower.
Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to subsection (b).
(b)    (i) A Subsidiary previously designated as an Unrestricted Subsidiary which fails to meet the qualifications set forth in subsections (a)(i), (a)(iii), (a)(iv), (a)(v) or (a)(vii) of Section 5.12 will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in subsection (d) of Section 5.12. (ii) The Board of Directors of the Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if no Event of Default exists at the time of the designation and the designation would not cause an Event of Default.
(c)    Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
(i)    all existing Investments of the Borrower and the Restricted Subsidiaries of the Borrower therein (valued at the Borrower’s and its Restricted Subsidiaries’ proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;
(ii)    all existing Equity Interest or Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower held by it will be deemed issued or incurred, as applicable, at that time, and all Liens on property of the Borrower or a Restricted Subsidiary of the Borrower securing its obligations will be deemed incurred at that time;
(iii)    all existing transactions between it and the Borrower or any Restricted Subsidiary of the Borrower will be deemed entered into at that time;
(iv)    it will be released at that time from its Guaranty and its obligations under the Security Agreement and all related Liens on its property will be released at that time; and

(v)    it will cease to be subject to the provisions of this Agreement as a Restricted Subsidiary.
(d)    Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary pursuant to Section 5.12(b),
(i)    all of its Indebtedness and Liens will be deemed incurred at that time for purposes of Section 6.1 and Section 6.2, as applicable;
(ii)    all Investments therein previously charged under Section 6.7 will be credited thereunder;
(iii)    if it is a Material Domestic Subsidiary, it shall be required to become a Guarantor pursuant to Section 5.10; and
(iv)    it will be subject to the provisions of this Agreement as a Restricted Subsidiary.
(e)    Any designation by the Board of Directors or chief financial officer of the Borrower of a Subsidiary as an Unrestricted Subsidiary after the Restatement Effective Date will be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolutions of the Board of Directors of the Borrower giving effect to the designation and a certificate of a Responsible Officer of the Borrower certifying that the designation complied with the foregoing provisions.
Section 5.13    Non-IG Trigger Date.
(a)    Upon the occurrence of any Non-IG Trigger Date, (a) the Borrower shall notify the Administrative Agent of the occurrence of such Non-IG Trigger Date in accordance with Section 5.2(c), (b) all representations and warranties, covenants, rights and remedies, events of default and other obligations in the Loan Documents as they relate to the attachment, perfection or priority of security interests in the Collateral, in each case as in effect immediately prior to the commencement of the most recent IG Period, shall be automatically reinstated without any further action of the parties hereto and (c) the Borrower shall promptly, and in any event within 45 days after such Non-IG Trigger Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion), (i) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, certificates and opinions reasonably requested by the Administrative Agent or the Collateral Agent or required by the Collateral Documents (as in effect immediately prior to the commencement of the most recent IG Period) to evidence the reinstatement of the Liens on the Collateral in favor of the Secured Parties and (ii) deliver all Pledged Collateral required to be delivered to the Collateral Agent pursuant to the Security Agreement (as in effect immediately prior to the commencement of the most recent IG Period).
(b)    No Default or Event of Default shall be deemed to have occurred under Article VII as a result of the occurrence of a Non-IG Trigger Date, or as a result of any action taken, or any agreement, Lien, Investment, Restricted Payment, disposition or other transaction made, entered into or consummated, by the Borrower or any Restricted Subsidiary during any IG Period that was not prohibited by this Agreement at the time so taken, made, entered into or consummated (including the performance after such Non-IG Trigger Date of any contractual obligation entered into during such IG Period in accordance with its terms as in effect on such Non-IG Trigger Date).
ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have been cancelled or expired with no pending drawings or cash collateralized on terms satisfactory to the applicable Issuing Banks, each Loan Party covenants and agrees with the Lenders that:
Section 6.1    Indebtedness. (a) During any Non-IG Period, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
(i)    the Obligations;
(ii)    Indebtedness of the Borrower or its Restricted Subsidiaries with respect to Capital Lease Obligations, sale-lease back transactions and purchase money Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of incurrence thereof, the greater of (x) $1,400,000,000 and (y) 30.0% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis; provided that any such Indebtedness shall be secured only by the asset (including all accessions, attachments, improvements and the proceeds thereof) acquired, constructed or improved in connection with the incurrence of such Indebtedness;
(iii)    unsecured Indebtedness of any Loan Party; provided that the Borrower is in compliance with the Maximum Leverage Ratio as set forth in Section 6.8 on a Pro Forma Basis immediately after giving effect to the incurrence of such Indebtedness;
(iv)    Indebtedness of any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary, or of the Borrower to any Restricted Subsidiary; provided that all such Indebtedness owing by a Loan Party to any Restricted Subsidiary that is not a Guarantor shall be unsecured and subordinated in right of payment to the payment in full of the Obligations;
(v)    Indebtedness which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;
(vi)    Indebtedness in connection with cash management or custodial agreements, netting services, overdraft protections and otherwise similarly in connection with deposit accounts and Indebtedness in connection with credit card, debit card or other similar cards or payment processing services;
(vii)    Guarantees by the Borrower of Indebtedness of a Restricted Subsidiary of the Borrower or Guarantees by a Restricted Subsidiary of the Borrower of Indebtedness of the Borrower or another Restricted Subsidiary of the Borrower with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1(a); provided that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the Guarantee shall also be unsecured and/or subordinated to the Obligations;
(viii)    Indebtedness existing on the Restatement Effective Date and described in Schedule 6.1;
(ix)    Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary of the Borrower, or to hedge currency exposure or to hedge energy costs or exposure, which, in any case, are not entered into for speculative purposes;
(x)    Indebtedness of Restricted Subsidiaries of the Borrower that are not Loan Parties in an aggregate principal outstanding amount not to exceed, at the time of incurrence thereof, the greater of (x) $140,000,000 and (y) 3.0% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis; and
(xi)    Incremental Equivalent Debt.
(b)    During any IG Period, the Borrower will not permit any Restricted Subsidiary that is not a Loan Party to create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
(i)    Indebtedness of any such Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary;
(ii)    Indebtedness which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;
(iii)    Indebtedness in connection with cash management or custodial agreements, netting services, overdraft protections and otherwise similarly in connection with deposit accounts and Indebtedness in connection with credit card, debit card or other similar cards or payment processing services;
(iv)    Guarantees by any such Restricted Subsidiary of Indebtedness of the Borrower or another Restricted Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1(b); provided that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the Guarantee shall also be unsecured and/or subordinated to the Obligations;
(v)    Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate principal outstanding amount not to exceed, at the time of incurrence thereof, the greater of (x) $590,000,000 and (y) 12.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis; and
(vi)    Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary of the Borrower, or to hedge currency exposure or to hedge energy costs or exposure, which, in any case, are not entered into for speculative purposes.
Section 6.2    Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except:
(a)    Permitted Encumbrances;
(b)    any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.2 (provided that Liens securing Indebtedness or other obligations of less than $1,000,000 individually and $10,000,000 in the aggregate do not need to be set forth in Schedule 6.2 to be permitted Liens under this clause (b)) and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such replacement, renewal or extension Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary other than (y) improvements thereon or proceeds thereof and (z) after-acquired property that is affixed or incorporated into the property covered by such Lien and (ii) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.1;

(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary of the Borrower or existing on any property or asset of any Person that becomes a Restricted Subsidiary of the Borrower (other than pursuant to a redesignation or deemed redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary as provided in Section 5.12), in each case after the Restatement Effective Date and prior to the time such Person becomes a Restricted Subsidiary of the Borrower and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary of the Borrower, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary of the Borrower (other than any replacements of such property or assets and additions and accessions thereto, the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary of the Borrower, as the case may be, and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced, and (iv) if such Liens secure Indebtedness, such Indebtedness is permitted by Section 6.1;
(d)    Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary of the Borrower; provided that (i) such Liens secure Indebtedness that is permitted by Section 6.1(a)(ii) or Section 6.1(b)(v), as applicable, (ii) such Liens and the Indebtedness secured thereby are initially incurred prior to or within 180 days after the acquisition or the completion of the construction or improvement of such fixed or capital assets, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and customary related expenses, and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary of the Borrower other than additions, accessions, parts, attachments or improvements on or proceeds of such fixed or capital assets; provided that clause (ii) shall not apply to any refinancing, extension, renewal or replacement thereof;
(e)    easements, licenses, sublicenses, leases or subleases granted to others (A) not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) not securing any Indebtedness;
(f)    the interest and title of a lessor under any lease, license, sublease or sublicense entered into by the Borrower or any Restricted Subsidiary of the Borrower in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;

(g)    in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(h)    in the case of any Joint Venture, any Liens on its Equity Interests pursuant to its organizational documents or any related joint venture or similar agreement;
(i)    Liens securing Indebtedness to finance insurance premiums owing in the ordinary course of business to the extent such financing is not prohibited hereunder;
(j)    Liens on earnest money deposits of cash or cash equivalents or marketable securities made in connection with any Acquisition not prohibited hereunder;
(k)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents or other securities on deposit in one or more accounts maintained by the Borrower or any Restricted Subsidiary of the Borrower, in each case granted in the ordinary course of business in favor of the bank or banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to institutions with respect to cash management operating account arrangements and similar arrangements;
(l)    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(m)    Liens securing the Obligations pursuant to any Loan Document;
(n)    other Liens; provided that, at the time of incurrence of the obligations secured thereby, the aggregate outstanding principal amount of obligations secured by Liens in reliance on this clause (n) does not exceed the greater of (x) $350,000,000 and (y) 7.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis; provided that, during any Non-IG Period, the aggregate amount of Indebtedness secured by any assets of a Restricted Subsidiary of the Borrower that is not a Loan Party pursuant to this clause (n) shall not exceed the greater of (x) $45,000,000 and (y) 1.0% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis;
(o)    during any Non-IG Period, Liens on the Collateral to secure Incremental Equivalent Debt; provided that such Liens shall be subject to customary intercreditor arrangements reasonably satisfactory to the Borrower and the Administrative Agent.
(p)    Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.7 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition permitted under Section 6.3 (including any letter of intent or purchase agreement with respect to such Investment or disposition), or (B) consisting of an agreement to dispose of any property in a disposition permitted under Section 6.3, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(q)    Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Restricted Subsidiary and Liens granted by a Loan Party in favor of any other Loan Party;
(r)     Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(s)    Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; and
(t)    Liens on cash or Investments permitted under Section 6.7 securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable law.
Section 6.3    Fundamental Changes; Assets Sales; Changes in Business. (a) During any Non-IG Period, the Borrower will not, and will not permit any Restricted Subsidiary of the Borrower to, (x) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (y) sell, transfer, lease, enter into any sale-leaseback transactions with respect to, or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, or (except as permitted by clauses (d), (i), (k) and (l) of the definition of “Asset Sales”) all or substantially all of the Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or (z) liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:
(i)    any Subsidiary of the Borrower or any other Person may merge into or consolidate with the Borrower in a transaction in which the surviving entity is (x) the Borrower or (y) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, which corporation shall expressly assume, by a written instrument in form and substance reasonably satisfactory to the Administrative Agent, all the Obligations of the Borrower under the Loan Documents;
(ii)    any Person may merge into or consolidate with any Restricted Subsidiary of the Borrower (other than the Borrower) in a transaction in which the surviving entity is a Restricted Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity);

(iii)    any Loan Party may sell, transfer, lease or otherwise dispose of its assets to any other Loan Party;
(iv)    in connection with any Acquisition, any Restricted Subsidiary of the Borrower may merge into or with, or consolidate with any other Person, and any other Person may merge into such Restricted Subsidiary, so long as the Person surviving such merger or consolidation shall be a Restricted Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity);
(v)    any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person in a transaction in which such Restricted Subsidiary ceases to be a direct or indirect Subsidiary of the Borrower if such transaction is excluded from the definition of “Asset Sale” by either clause (j) or (k) thereof; and
(vi)    any Restricted Subsidiary of the Borrower may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.
(b)    During any Non-IG Period, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale.
(c)    During any Non-IG Period, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the Restatement Effective Date and businesses reasonably related, complementary, adjacent, incidental or ancillary thereto and vertical or horizontal reasonably related expansions thereof.
(d)    During any IG Period, the Borrower will not, and will not permit any Restricted Subsidiary of the Borrower to, sell, transfer, lease, enter into any sale-leaseback transactions with respect to, or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole.
Section 6.4    Restricted Payments. During any Non-IG Period, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment except:
(a)    so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Consolidated Net Leverage Ratio does not exceed 3.50 to 1.00 (calculated on a Pro Forma Basis at the time such Restricted Payment is made and immediately after giving effect thereto), Restricted Payments in an unlimited amount;
(b)    any Restricted Subsidiary of the Borrower may declare and pay dividends or make other Restricted Payments ratably to (i) its equity holders, (ii) the Borrower or (iii) any Guarantor;

(c)    the Borrower may make Restricted Payments to redeem in whole or in part any of its Equity Interests (including Disqualified Equity Interests) for another class of its Equity Interests or rights to acquire its Equity Interests (other than, in each case, Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests); provided that the only consideration paid for any such redemption is Equity Interests of the Borrower or the proceeds of any substantially concurrent equity contribution or issuance of Equity Interest (other than, in each case, Disqualified Equity Interests);
(d)    Restricted Payments made in connection with equity compensation that consist solely of the withholding of shares to any employee (or other provider of services) in an amount equal to the employee’s (or other provider of services’) tax obligation on such compensation and the payment in cash to the applicable Governmental Authority of an amount equal to such tax obligation;
(e)    the Borrower may declare and make dividends payable solely in additional shares of the Borrower’s Qualified Equity Interests and may exchange Equity Interests for its Qualified Equity Interests;
(f)    the Borrower may make any Restricted Payment that has been declared by it, so long as (A) such Restricted Payment would be otherwise permitted under clause (a) of this Section 6.4 at the time so declared and (B) such Restricted Payment is made within 60 days of such declaration;
(g)    the Borrower may repurchase Equity Interests pursuant to any accelerated stock repurchase or similar agreement; provided that the payment made by the Borrower with respect to such repurchase would be otherwise permitted under clause (a) of this Section 6.4 at the time such agreement is entered into and at the time such payment is made;
(h)    the Borrower may make Restricted Payments pursuant to and in accordance with equity compensation plans or other similar agreements for directors, officers, employees or other providers of services to the Borrower and its Restricted Subsidiaries or in connection with a cessation of service of such Person;
(i)    [Reserved];
(j)    the Borrower may (i) repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities, exercises of warrants or options, or settlements of restricted stock units or (ii) “net exercise” or “net share settle” warrants or options;
(k)    the receipt or acceptance by the Borrower or any Subsidiary of the Borrower of the return of Equity Interests issued by the Borrower or any Subsidiary of the Borrower to the seller of a Person, business or division as consideration for the purchase of such Person, business or division, which return is in settlement of indemnification claims owed by such seller in connection with such acquisition; and

(l)    the Borrower may repurchase Equity Interests pursuant to the terms of a call spread or similar arrangement entered into in connection with the issuance of convertible notes.
Section 6.5    Restrictive Agreements. During any Non-IG Period, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary of the Borrower to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, (b) [reserved], or (c) the ability of any Restricted Subsidiary of the Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary of the Borrower or of any Restricted Subsidiary of the Borrower to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary of the Borrower under the Loan Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Restatement Effective Date identified on Schedule 6.5 (and shall apply to any extension or renewal of, or any amendment or modification materially expanding the scope of, any such restrictions or conditions taken as a whole), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary of the Borrower or assets of the Borrower or any Restricted Subsidiary of the Borrower pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary or assets to be sold and such sale is not prohibited hereunder, (iv) the foregoing shall not apply to any agreement or restriction or condition in effect at the time any Person becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (v) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Incremental Equivalent Debt or any other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting the assignment thereof or restricting the grant of Liens in such lease, license, sub-lease, sub-license or other contract, (viii) the foregoing shall not apply to restrictions or conditions set forth in any agreement governing any other Indebtedness not prohibited by Section 6.1; provided that such restrictions and conditions are customary for such Indebtedness as determined in the good faith judgment of the Borrower, and (ix) the foregoing shall not apply to restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business.
Section 6.6    Transactions with Affiliates. During any Non-IG Period, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than between or among the Borrower and its Restricted Subsidiaries and not involving any other Affiliate, or as otherwise permitted hereunder, including as a Permitted IP Transfer), except (a) on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties as determined in good faith by the independent directors of the Board of Directors of the Borrower, (b) payment of customary directors’ fees, customary out-of-pocket expense reimbursement, indemnities (including the provision of directors and officers insurance) and compensation arrangements for members of the board of directors, officers, employees or other providers of services of the Borrower or any of its Restricted Subsidiaries, (c) any transaction involving amounts less than $1,000,000 individually or $10,000,000 in the aggregate in any fiscal year, and (d) any Restricted Payment permitted by Section 6.4.
Section 6.7    Investments. During any Non-IG Period, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:
(a)    Investments in cash and Cash Equivalents and Marketable Securities;
(b)    Investments (including intercompany loans) in the Borrower or any Restricted Subsidiary of the Borrower;
(c)    other Investments (including Investments in Unrestricted Subsidiaries and Joint Ventures); provided that the Borrower is in compliance with the Maximum Leverage Ratio contained in Section 6.8 (calculated on a Pro Forma Basis at the time such Investment is made and immediately after giving effect thereto);
(d)    loans and advances to employees or other providers of services of the Borrower and its Restricted Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $10,000,000;
(e)    Investments described in Schedule 6.7;
(f)    Swap Agreements which constitute Investments;
(g)    trade receivables in the ordinary course of business;
(h)    guarantees to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business;
(i)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(j)    intercompany Investments by any Foreign Subsidiary in any other Foreign Subsidiary;
(k)    lease, utility and other similar deposits in the ordinary course of business; and

(l)    Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary.
For purposes of covenant compliance with this Section 6.7, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.
Section 6.8    Financial Covenant.
The Borrower will not permit the Consolidated Net Leverage Ratio, for any period of four fiscal quarters of the Borrower ending on or following the Restatement Effective Date, to exceed 3.50 to 1.00 (the “Maximum Leverage Ratio”); provided that following the completion of a Significant Acquisition, if the Borrower shall so elect by a notice delivered to the Administrative Agent within 30 days following the completion of such Significant Acquisition (a “Leverage Ratio Increase Election”), the Maximum Leverage Ratio shall be increased to 4.00 to 1.00 for a period of four consecutive fiscal quarters of the Borrower beginning with the fiscal quarter of the Borrower during which such Significant Acquisition is consummated (the period during which any such increase in the Maximum Leverage Ratio shall be in effect being called a “Leverage Ratio Increase Period”). If a Leverage Ratio Increase Election shall have been made under this Section 6.8, the Borrower may not make another Leverage Ratio Increase Election until two full fiscal quarters of the Borrower have elapsed following the expiration of the most recent prior Leverage Ratio Increase Period. Notwithstanding the foregoing, the Borrower shall not be permitted to make more than two Leverage Ratio Increase Elections prior to the Maturity Date.
Section 6.9    Outbound Investments Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Agent or any Lender to be in violation of the Outbound Investment Rules or cause any Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 6.10    Material Intellectual Property. During any Non-IG Period, notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall the Borrower or any of its Restricted Subsidiaries sell, transfer or otherwise dispose of (including pursuant to any Investment, asset sale or Restricted Payment) any Material Intellectual Property to any Unrestricted Subsidiary, or exclusively license any Material Intellectual Property to any Unrestricted Subsidiary.

ARTICLE VII

GUARANTY
Section 7.1    Guaranty of the Obligations. Subject to Section 7.11, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations of the Borrower in its capacity as a Guarantor shall exclude any Direct Borrower Obligations.
Section 7.2    Payment by Guarantors. The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower or any other Guarantor to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantors will upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Beneficiaries as aforesaid.
Section 7.3    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    this Guaranty is a guaranty of payment when due and not of collectability and this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)    the Administrative Agent may enforce this Guaranty during the continuation of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)    the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower, any such other guarantor or any other Person and whether or not the Borrower, any such other guarantor or any other Person is joined in any such action or actions;

(d)    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)    any Beneficiary, upon such terms as it deems appropriate under the relevant Loan Document, Secured Swap Agreement or Secured Cash Management Services Agreement, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or any applicable Secured Swap Agreement or Secured Cash Management Services Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Loan Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Secured Swap Agreement or Secured Cash Management Services Agreement; and
(f)    this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made and Obligations in respect of Secured Swap Agreements or Secured Cash Management Services) and the cancellation or expiration with no pending drawings or cash collateralization of all Letters of Credit in an amount equal to 103% of Letter of Credit Usage at such time on terms satisfactory to the applicable Issuing Banks), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, any Secured Swap Agreements, any Secured Cash Management Services Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any Secured Swap Agreements, any Secured Cash Management Services Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Secured Swap Agreement, such Secured Cash Management Services Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents, any Secured Swap Agreements or any Secured Cash Management Services Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Restricted Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, whether or not consented to by any Beneficiary; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which the Borrower or any other Person may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor in respect of its Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law; provided, however, that this limitation shall not apply to the Borrower with respect to its Direct Borrower Obligations.
Section 7.4    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (1) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (2) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Loan Party or any other Person, or (4) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) any rights to set offs, recoupments and counterclaims, (iii) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, and (iv) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Secured Swap Agreements, the Secured Cash Management Services Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.3 and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, in each case other than the indefeasible payment in full of the Guaranteed Obligations.
Section 7.5    Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made and Obligations under or in respect of Secured Swap Agreements or Secured Cash Management Services) and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made and Obligations under or in respect of Secured Swap Agreements or Secured Cash Management Services) and all Letters of Credit shall have expired with no pending drawings or been cancelled or cash collateralized in an amount equal to 103% of Letter of Credit Usage at such time on terms satisfactory to the applicable Issuing Banks and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made and Obligations under or in respect of Secured Swap Agreements or Secured Cash Management Services) shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of the Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Notwithstanding the foregoing, to the extent that any Guarantor’s right to indemnification or contribution arises from a payment or sale of Collateral made to satisfy Obligations constituting Swap Obligations, only those Loan Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify and/or contribute to such Guarantor with respect to such Swap Obligations and the amount of any indemnity or contribution shall be adjusted accordingly.
Section 7.6    Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
Section 7.7    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made and Obligations under or in respect of Secured Swap Agreements or Cash Management Services) shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired with no pending drawings or been cancelled or cash collateralized in an amount equal to 103% of Letter of Credit Usage at such time on terms satisfactory to the applicable Issuing Banks. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
Section 7.8    Authority of Guarantors or the Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.9    Financial Condition of the Borrower. Any Loan may be made to the Borrower or continued from time to time and any Secured Swap Agreement or Secured Cash Management Services Agreement may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or any other Loan Party at the time of any such grant or continuation or at the time such Secured Swap Agreement or Secured Cash Management Services Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower or any other Loan Party. Each Guarantor has adequate means to obtain information from the Borrower and the other Loan Parties on a continuing basis concerning the financial condition of the Borrower and the other Loan Parties and their respective ability to perform their obligations under the Loan Documents and the Secured Swap Agreements and Secured Cash Management Services Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and each other Loan Party and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower or any other Loan Party now known or hereafter known by any Beneficiary.
Section 7.10    Bankruptcy, Etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Loan Party. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Loan Party or by any defense which the Borrower or any other Loan Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower or any other Loan Party of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower or any Subsidiary of the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section 7.11    Excluded Swap Obligations. (a) Notwithstanding any provision of this Agreement or any other Loan Document, no Guaranty by any Guarantor under any Loan Document shall include a guaranty of any Obligation and no Guaranteed Obligations shall include any Obligation that, as to such Guarantor, is an Excluded Swap Obligation, and no Collateral provided by any Guarantor shall secure any Obligation and no Secured Obligations shall include any Obligation that, as to such Guarantor, is an Excluded Swap Obligation. In the event that any payment is made pursuant to any Guaranty by any Guarantor, or any amount is realized from Collateral of any Guarantor, as to which any Guaranteed Obligations or Secured Obligations, as applicable, are Excluded Swap Obligations, such payment or amount shall be applied to pay the Guaranteed Obligations or Secured Obligations, as applicable, of such Guarantor as otherwise provided herein and in the other Loan Documents without giving effect to such Excluded Swap Obligations, with payments from Guarantors of all Obligations, on the one hand, and Guarantors who cannot guarantee Excluded Swap Obligations, on the other hand, being distributed in such manner (but without applying payments from Guarantors who cannot guarantee Excluded Swap Obligations to such obligations) so as to ensure, as nearly as practicable, the distribution of payments as required by the Loan Documents. Each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Guaranteed Obligations, the Secured Obligations or the Obligations or any specified portion thereof that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.
(b)    Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to enable each other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations; provided, however, that such Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred by such Qualified ECP Guarantor without rendering its obligations under this Section or otherwise its Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until its Guaranty is released. Each Qualified ECP Guarantor intends that this Section shall constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE VIII

EVENTS OF DEFAULT
If any of the following events (each, an “Event of Default”) shall occur:

(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable or any amount due and payable to any Issuing Bank in reimbursement of any drawing under any Letter of Credit, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any of the Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary of the Borrower in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representation or warranty shall prove to have been incorrect in any respect);
(d)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, Section 5.3 (solely with respect to such Loan Party’s existence), Section 5.9, or in Article VI;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any of the Loan Documents (other than those specified in clause (a), (b) or (d) of this Article of this Agreement), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)    the Borrower or any Restricted Subsidiary of the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall have continued after the applicable grace period, if any;
(g)    after giving effect to any grace period, the Borrower or any Restricted Subsidiary of the Borrower fails to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness (other than as described in clause (f) above), if the failure referred to in this clause (g) is to cause, or to permit the holder or holders of such Material Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Material Indebtedness to become due prior to its stated maturity (or in the case of any such Indebtedness constituting a Guarantee in respect of Indebtedness to become payable) or become subject to a mandatory offer purchase by the obligor;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary of the Borrower or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any Restricted Subsidiary of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary of the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Borrower or any Restricted Subsidiary of the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    (i) one or more judgments for the payment of money in excess of $25,000,000 in the aggregate, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be rendered against the Borrower, any Restricted Subsidiary of the Borrower or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed (or an action of similar effect in any jurisdiction outside the U.S.), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary of the Borrower to enforce any such judgment and such action shall not be stayed (or an action of similar effect in any jurisdiction outside the U.S.) or (ii) any non-monetary judgment, writ or warrant of attachment or similar process shall be entered or filed against the Borrower or any Restricted Subsidiary of the Borrower or any combination thereof or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed (or an action of similar effect in any jurisdiction outside the U.S.) for a period of 90 consecutive days and such non-monetary judgment, writ, warrant of attachment or similar process would reasonably be expected to have a Material Adverse Effect;
(l)    one or more ERISA Events shall have occurred that would reasonably be expected to result in a Material Adverse Effect;
(m)    a Change in Control shall occur; or

(n)    (i) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document, (ii) unless an IG Period is in effect and the Collateral has been released, and subject to the time period to reinstate the Lien on the Collateral upon the occurrence of a Non-IG Trigger Date pursuant to Section 5.13, the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control or (iii) unless an IG Period is in effect and the Collateral has been released, any Loan Party shall contest in any manner the validity or perfection of any Lien in any material portion of the Collateral purported to be covered by the Collateral Documents;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments and the obligation of the Issuing Banks to issue any Letters of Credit, and thereupon the Commitments and such obligations shall terminate immediately, (ii) unless an IG Period is in effect and the Collateral has been released, the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents, (iii) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Article VIII (h) or (i) to pay) to the Administrative Agent such additional amounts of cash as are reasonably requested by the applicable Issuing Banks, to be held as security for the Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding as set forth in Section 2.4(j) and (iv) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including any amounts required to be deposited in respect of Letters of Credit pursuant to Section 2.4(j)), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE IX

THE AGENTS
Section 9.1    Authorization and Action.

(a)    Each of the Lenders (including in its capacity as a potential counterparty under a Secured Swap Agreement or a provider of Secured Cash Management Services), Secured Parties and Issuing Banks hereby irrevocably appoints JPMCB as the Administrative Agent and Collateral Agent (and JPMCB hereby accepts such appointment) and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Except, in each case, as set forth in Section 9.2(d), the provisions of this Article are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article. The Person serving as the Agent (which for purposes of this Article shall mean the Administrative Agent and the Collateral Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary of the Borrower or other Affiliate thereof as if it were not the Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
(b)    The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2 or in the other Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; provided further that the Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i)    the Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Agent based on an alleged breach of fiduciary duty by the Agent in connection with this Agreement and/or the transactions contemplated hereby;
(ii)    where the Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and
(iii)    nothing in this Agreement or any Loan Document shall require the Agent to account to any Lender for any sum or the profit element of any sum received by the Agent for its own account.
(d)    In case of the pendency of any proceeding with respect to any Debtor Relief Law now or hereafter in effect, the Agent (irrespective of whether the principal of any Loan or any reimbursement obligation under any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, drawings under Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 10.3) allowed in such judicial proceeding; and

(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.3). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
Section 9.2    Administrative Agent’s Reliance, Limitation of Liability, Etc..
(a)    The Agent and its Related Parties shall not be (i) liable for any action taken or not taken by such party, the Agent or any of its Related Parties (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or (y) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)    The Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.2 unless and until written notice thereof stating that it is a “notice under Section 5.2” in respect of this Agreement or (ii) notice of any Default or Event of Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (v) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (w) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (x) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default, (y) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (z) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Agent. Nothing in this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page). The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(d)    The Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
Section 9.3    Successor Administrative Agent.
(a)    The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Borrower and the Required Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by the Administrative Agent in its role as the Collateral Agent on behalf of the Lenders and the Issuing Banks under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Any successor Administrative Agent shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (x) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (y) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation of JPMCB or its successor as the Administrative Agent pursuant to this Article shall also constitute the resignation of JPMCB or its successor as the Collateral Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent hereunder and while it continues to hold any collateral security as nominee until a successor Collateral Agent is appointed. Any successor Administrative Agent appointed pursuant to this Article IX shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.
(b)    In addition to the foregoing, the Collateral Agent may resign at any time by giving prior written notice thereof to the Lenders and the Grantors. The Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, upon five Business Days’ notice to the Administrative Agent and in consultation with the Borrower, to appoint a successor Collateral Agent. Until a successor Collateral Agent is so appointed by the Required Lenders or the Administrative Agent, any collateral security held by the Collateral Agent on behalf of the Lenders and/or the Issuing Banks under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring

Collateral Agent under this Agreement and the Collateral Documents, and the retiring Collateral Agent under this Agreement shall promptly (x) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (y) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder and while it continues to hold any collateral security as nominee until a successor Collateral Agent is appointed.
(c)    Any resignation of JPMCB or its successor as the Administrative Agent pursuant to this Article IX shall also constitute the resignation of JPMCB or its successor as Swing Line Lender and Issuing Bank, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become successor Swing Line Lender and Issuing Bank for all purposes hereunder. In such event (i) the Borrower shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower for cancellation, and (iii) the Borrower shall issue, if so requested by successor Administrative Agent and Swing Line Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. After such resignation of JPMCB as an Issuing Bank hereunder, JPMCB shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.
Section 9.4    Acknowledgements of Lenders and Issuing Banks.
(a)    Each Lender and each Issuing Bank acknowledges that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Agent, any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Anything herein to the contrary notwithstanding, none of the Arranger nor any Joint Bookrunner shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, Lender, Issuing Bank or Swing Line Lender hereunder.
(c)    (i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 9.4(c) shall be conclusive, absent manifest error.

(ii)    Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iv)    Each party’s obligations under this Section 9.4(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(d)    The Lenders and the Issuing Banks acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMCB and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMCB and/or its Affiliates acting in different capacities, including as Lender, Issuing Bank, Swing Line Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders and the Issuing Banks acknowledge that neither JPMCB nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders or the Issuing Banks by the Agent herein or in any other Loan Document, the Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender or any Issuing Bank with any credit or other information concerning the Loans, the Lenders, the Issuing Banks, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Agent or any of its Affiliates in any capacity, including any information obtained by the Agent in the course of communications among the Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Agent with one or more Lenders or Issuing Banks, or any formal or informal committee or ad hoc group of such Lenders and Issuing Banks, including at the direction of a Loan Party.
Section 9.5    Collateral Matters.
(a)    Each Secured Party hereby authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Secured Swap Agreement or Secured Cash Management Services. Subject to Section 10.2, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.2) have otherwise consented, (ii) release any Lien encumbering any item of Collateral during an IG Period, so long as at the time of and immediately after giving effect to such release, no Default or Event of Default shall have occurred and be continuing or would result therefrom or (iii) release any Guarantor from the Guaranty pursuant to Section 10.17 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.2) have otherwise consented.
(b)    Anything contained in any of the Loan Documents to the contrary notwithstanding, each Loan Party, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
(c)    No Secured Swap Agreement or Secured Cash Management Services Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights to manage or release any Collateral or of the obligations of any Loan Party under the Loan Documents. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this Section 9.5(c).
(d)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than contingent indemnification obligations for which no claim has been made and Obligations in respect of any Secured Swap Agreement or Secured Cash Management Services) have been paid in full, all Commitments have terminated or expired and all Letters of Credit shall have terminated or expired without any pending drawing thereon (or the outstanding Letters of Credit have been cash collateralized in an amount equal to 103% of all Letter of Credit Usage at such time in a manner satisfactory to the applicable Issuing Banks), upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Secured Swap Agreement or a provider of any Secured Cash Management Services) take such actions as shall be required to release its security interest in all Collateral, and to release all Guaranties provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Secured Swap Agreements or Secured Cash Management Services. Any such release of any Guaranty shall be deemed subject to the provision that such any Guaranty shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(e)    The Secured Parties hereby irrevocably authorize the Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.2.
(f)    The Secured Parties hereby irrevocably authorize the Agent to, during any IG Period and so long as at the time of and immediately after giving effect to such release, no Default or Event of Default shall have occurred and be continuing or would result therefrom, release any Lien on any property granted to or held by the Collateral Agent under any Loan Document.
Section 9.6    Credit Bidding.

The Secured Parties hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.2 of this Agreement), (iv) the Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 9.7    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) of Section 9.7(a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) of Section 9.7(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Agents, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement

(including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    Each Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 9.8    Posting of Communications. (a) The Borrower agrees that the Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”). The Agent, the Lenders and the Issuing Banks agree that the Loan Parties may, but shall not be obligated to, make any Borrower Communications to the Agent through any electronics platform chosen by the Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)    Although each of the Approved Electronic Platform and the Approved Borrower Portal and their primary web portals are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender or Issuing Bank that are added to the Approved Electronic Platform and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    EACH OF THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL, THE COMMUNICATIONS AND THE BORROWER COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT

PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL, THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED BORROWER PORTAL, THE BORROWER COMMUNICATIONS, THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT, THE ARRANGER, ANY JOINT BOOKRUNNER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR ANY LOAN PARTY’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(d)    Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or such Issuing Bank, as applicable, for purposes of this Agreement. Each Lender and each Issuing Bank agrees (i) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or such Issuing Bank’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)    Each of the Lenders and the Issuing Banks and the Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.
(f)    Nothing herein shall prejudice the right of the Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to this Agreement.
“Communications” means collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein that is distributed to the Agent, any Lender or any Issuing Bank through an Approved Electronic Platform.

ARTICLE X

MISCELLANEOUS
Section 10.1    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:
(i)    if to the Borrower, to it at Pinterest, Inc., 651 Brannan Street, San Francisco, CA 94107, Attention: Legal Department (email: corporatelegal@pinterest.com) with a copy to Gibson, Dunn & Crutcher LLP, Attention: Cromwell Montgomery, Esq., 333 South Grand Avenue, Los Angeles, CA 90071, (email: cmontgomery@gibsondunn.com);
(ii)    if to the Administrative Agent, the Collateral Agent or the Swing Line Lender from the Borrower, to JPMCB at the address (or email) separately provided to the Borrower;
(iii)    if to the Administrative Agent, the Collateral Agent or the Swing Line Lender from any Lender or Issuing Bank, to JPMCB at the address (or email) set forth in its Administrative Questionnaire;
(iv)    if to any Issuing Bank, to it at its address (or email) most recently specified in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or email) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and
(v)    if to any Lender, to it at its address (or email) set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopy (or other facsimile transmission) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through Approved Electronic Platforms or Approved Borrower Portals to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Notices and other communications to the Borrower, any Loan Party, Lenders, Swing Line Lender and Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable, in each case, pursuant to procedures approved by the Administrative Agent); provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender, Swing Line Lender and applicable Issuing Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)    Any party hereto may change its address, telecopy (or other facsimile transmission) number or email for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.2    Waivers; Amendments. (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, extension or increase of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the applicable Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Except as provided in this clause (b) and in Section 2.13(b) and 2.13(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided, however, that, subject to Section 2.13, no such amendment, waiver or consent shall: (i) extend or increase the Commitment of any Lender without the written consent of such Lender (or make any changes to the definition of “Applicable Percentage”), (ii) reduce the principal amount of any Loan, reduce the rate of interest thereon, or reduce any reimbursement obligation in respect of any Letter of Credit, or reduce any fees payable hereunder, without the written consent of each Lender and Issuing Bank directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder or any reimbursement obligation in respect of any Letter of Credit, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; provided, however, that notwithstanding clause (ii) or (iii) of this Section 10.2(b), only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate set forth in Section 2.12(c), (iv) change Section 2.17(b) or Section 2.17(c) of this Agreement or Section 7.3 of the Security Agreement or any other section hereof or in any other Loan Document providing for a “waterfall” or the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release all or substantially all of the value of any Guaranty or the Collateral without the written consent of each Lender, except to the extent the release of any Guarantor or any Collateral is permitted pursuant to Article IX or Section 10.17 (in which case such release may be made by the Administrative Agent or the Collateral Agent, as applicable, acting alone), (vi) change any of the provisions of this Section or the percentage referred to in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) extend the stated expiration date of any Letter of Credit beyond the Maturity Date without the written consent of the applicable Issuing Bank, each Lender directly affected thereby, and the beneficiary(ies) of such Letter of Credit, (viii) change the definition of “Pro Rata Share” without the written consent of each Lender or (ix) subordinate (x) the Liens securing any of the Obligations on all or substantially all of the Collateral to Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other Indebtedness or other obligations (any such other Indebtedness or other obligations to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, the “Senior Indebtedness”), in each case without the written consent of each Lender directly affected thereby, unless (1) in connection with (w) a debtor-in-possession facility, (x) any purchase money Indebtedness, (y) a bona fide “asset-based” revolving credit facility or (z) any other Indebtedness permitted by the terms of the Loan Documents as in effect on the Restatement Effective Date to be secured on a senior basis to the facilities under this Agreement or (2) each directly affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than arrangement, structuring, or similar fees that are not paid ratably to the Lenders providing such Senior Indebtedness, bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such directly affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such directly affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each directly affected Lender for a period of not less than five Business Days. Notwithstanding anything to the contrary herein, (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents hereunder without the prior written consent of such Agent, (B) no such amendment shall amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(d) without the written consent of the Administrative Agent and of each Issuing Bank, and no such agreement shall amend, modify or otherwise affect the rights or duties of any Issuing Bank hereunder without the prior written consent of such Issuing Bank, (C) no such amendment shall amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender, (D) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or the termination thereof extended without the consent of such Lender, (y) the principal amount of any Defaulting Lender’s Loan, or the interest rate thereon or any fees payable hereunder to any Defaulting Lender may not be reduced without the consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (E) this Agreement may be amended to provide for an Incremental Facility in the manner contemplated by Section 2.19, the extension of the Maturity Date as contemplated by Section 2.20 and the removal or modification of provisions relating to Collateral in the manner contemplated by Section 10.17(h), and (F) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to (x) cure any ambiguity, omission, defect or inconsistency, so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, and (y) grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property constituting Collateral.
Section 10.3    Expenses; Limitation of Liability; Indemnity; Etc.. (a) The Borrower shall pay (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Agents, the Arranger, the Joint Bookrunners and their respective Affiliates, including, without limitation, the reasonable, documented and invoiced fees, disbursements and other charges of one firm of counsel for the Agents, the Arranger and the Joint Bookrunners, taken as a whole (and if reasonably necessary (as determined by the Administrative Agent in consultation with the

Borrower), of a single local counsel in each relevant material jurisdiction) in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Agents, the Arranger, the Joint Bookrunners, each Issuing Bank and each Lender, including, without limitation, the fees, disbursements and other charges of one firm of counsel for the Agents and the Lenders, taken as a whole (and if reasonably necessary (as determined by the Administrative Agent in consultation with the Borrower), of a single local counsel in each relevant material jurisdiction and in the case of an actual or potential conflict of interest where any Agent or any Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected person), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made, or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Issuing Bank, the Swing Line Lender and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.3(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.3(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party
(c)    Each Loan Party shall indemnify each Agent, the Arranger, the Joint Bookrunners, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related costs or reasonable, documented and invoiced expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, or, in the case of the

Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such Proceeding is initiated by a third party or the Borrower or any Affiliate of the Borrower); provided that such indemnity shall not, as to any Indemnitee, be available (w) with respect to Taxes (and amounts relating thereto), the indemnification for which shall be governed solely and exclusively by Sections 2.14 and 2.16, other than any Taxes that represent losses, claims or damages arising from any non-Tax claim, (x) to the extent that such Liabilities and related costs or reasonable, documented and invoiced expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) if arising from a material breach by such Indemnitee or one of its Affiliates of its express obligations under this Agreement or any other Loan Document (as determined by a court of competent jurisdiction by final and non-appealable judgment) or (z) if arising from any dispute between and among Indemnitees that does not involve an act or omission by the direct parent of the Borrower, the Borrower or any of its Subsidiaries (as determined by a court of competent jurisdiction by final and non-appealable judgment) other than any Proceeding against any Agent, the Arranger, the Joint Bookrunners or the Issuing Banks in such capacity.
(d)    Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 10.3 to the Administrative Agent, each Issuing Bank and the Swing Line Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
Section 10.4    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and each Issuing Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliates of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (but not to the Borrower or an Affiliate thereof or any natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower; provided that (x) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee and (y) the Borrower shall be deemed to have consented to any assignment unless it has objected thereto by written notice to the Administrative Agent within 10 Business Days after receipt of the written request for consent to such assignment; and
(B)    the Administrative Agent, each Issuing Bank and Swing Line Lender.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or a greater amount that is an integral multiple of $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform to which the Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.16(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)    no such assignment shall be made to (i) any Loan Party nor any Affiliate of a Loan Party, (ii) any Defaulting Lender or any of its subsidiaries, or any Person, who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) any Disqualified Lender; and
(F)    in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
For the purposes of this Section, the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 10.3); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and amounts on the Loans owing to, and drawings under Letters of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register is intended to establish that each Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 10.4(b)(iv), except to the extent that such losses, claims, damages or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The Loans (including principal and interest) are registered obligations and the right, title, and interest of any Lender or its assigns in and to such Loans shall be transferable only upon notation of such transfer in the Register.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.16(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.6(b), Section 2.17(d) or Section 10.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks or the Swing Line Lender, sell participations to one or more banks or other entities (but not to the Borrower or an Affiliate thereof or any natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section

2.15 and Section 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(e) (it being understood and agreed that the documentation required under Section 2.16(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 10.12 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive.
(iii)    Each Lender that sells a participation shall, acting solely for United States federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, the Bank of England or the European Central Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    (i) No assignment or participation shall be made to any Person that was a Disqualified Lender (other than, in the case of participations (but not assignments), a Person who was a Disqualified Institution solely as a result of clause (c) of the definition thereof) as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). With respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (A) such assignee shall not retroactively be disqualified from becoming a Lender and (B) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Lender without the Borrower’s sole prior written consent in violation of clause (e)(i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) in the case of outstanding Loans held by Disqualified Lenders, purchase or prepay such Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.4), all of its interest, rights and obligations under this Agreement to one or more Persons at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent to (1) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Approved Electronic Platform and/or (2) provide the DQ List to each Lender requesting the same. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent will not have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Lenders, or otherwise take (or omit to take) any action with respect thereto.
Section 10.5    Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein or in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance or any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, the resignation of any Agent, the replacement of any Lender, or the termination of this Agreement or any provision hereof.
Section 10.6    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Second Amendment and Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require any Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, any Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of any Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Agents and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from any Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 10.7    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.8    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held by, and other obligations (in whatever currency) at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, no amount set off from any Loan Party (other than the Borrower) shall be applied to any Excluded Swap Obligation of such Loan Party (other than the Borrower).
Section 10.9    Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(b)    Each of the Lenders, the Administrative Agent and the Collateral Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent or the Collateral Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the Issuing Bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(d)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12    Confidentiality. (a) Each of the Agents and the Lenders (which term shall for the purposes of this Section 10.12 includes the Issuing Banks) agrees to (i) maintain the confidentiality of the Information (as defined below), (ii) not disclose any Information to any individual or organization, either internally or externally, without the prior written consent of the Borrower, and (iii) not use the Information for any purpose except in connection with the Loan Documents, except that Information may be disclosed (A) to its Affiliates and its and their respective directors, officers, employees, other providers of services and agents, including accountants, legal counsel and other advisors, or to any credit insurance provider relating to any Loan Party and its obligations, in each case whom it reasonably determines needs to know such information in connection with this Agreement and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential), (B) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (C) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Agent or such Lender, as applicable, agrees, to the extent permitted by applicable law, to inform the Borrower promptly thereof), (D) to any other party to this Agreement, (E) in connection with the exercise of any remedies hereunder or under any Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any Loan Document, (F) subject to an agreement containing provisions substantially the same as those of this Section, to any permitted assignee of any of its rights or obligations under this Agreement, (G) with the consent of the Borrower, (H) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent or any Lender on a non-confidential basis from a source other than the Borrower, (I) to any Participant or “bona fide” prospective Participant in, or any “bona fide” prospective assignee of, the Commitments, the Loans or any Lender’s rights or obligations under this Agreement (in each case other than any Disqualified Lender), (J) to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations in each case other than any Disqualified Lender) or (K) on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein; provided that, in the case of clauses (I) and (J) of this Section 10.12 (x) such Participant, prospective Participant, prospective assignee, actual or prospective counterparty or advisor is advised of and agrees, in advance of such disclosure, in writing (including pursuant to customary “click-through” procedures), to be bound by either the provisions of this Section 10.12 or other provisions that are at least as restrictive as the provisions contained in this Section 10.12 and (y) no consent of the Borrower shall be required (I) with respect to the provision of Limited Information to a Participant or permitted assignee if the Borrower shall have consented to the initial provision of Information or Limited Information to such Participant or permitted assignee, (II) with respect to any administrative notices from the Administrative Agent to any Lender and (III) during any time that a Default or Event of Default has occurred and is continuing. For the purposes of this Section, “Information” means all information received from the Borrower, or from any of its Affiliates, representatives or advisors on behalf of the Borrower, relating to the Borrower or its business (including, for the avoidance of doubt, the DQ List), other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower, or by any of its Affiliates, representatives or advisors on behalf of the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
For the avoidance of doubt, nothing in this Section 10.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
(b)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 10.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
Section 10.14    No Advisory or Fiduciary Responsibility. (a) In connection with all aspects of each Transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Arranger, the Joint Bookrunners and the Lenders (which term shall for the purposes of this Section include the Issuing Banks) are arm’s-length commercial transactions between such Loan Party and its Affiliates, on the one hand, and the Agents, the Arranger, the Joint Bookrunners and the Lenders, on the other hand, (B) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agents, the Arranger, the Joint Bookrunners and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its subsidiaries, or any other Person and (B) neither any Agent, the Arranger, any Joint Bookrunner nor any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the Transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arranger, the Joint Bookrunners and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and its Affiliates, and neither any Agent, the Arranger, any Joint Bookrunner nor any Lender has any obligation to disclose any of such interests to such Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Agents, the Arranger, the Joint Bookrunners and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
(b)    Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each of the Agents, the Arranger, the Joint Bookrunners and the Lenders, together with their respective Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any of the Agents, the Arranger, the Joint Bookrunners and the Lenders may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Loan Parties and other companies with which the Loan Parties may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any of the Agents, the Arranger, the Joint Bookrunners and the Lenders or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c)    In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each of the Agents, the Arranger, the Joint Bookrunners and the Lenders and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Loan Parties may have conflicting interests regarding the transactions described herein and otherwise. None of the Agents, the Arranger, the Joint Bookrunners or the Lenders will use confidential information obtained from the Loan Parties by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Loan Parties in connection with the performance by such Agent, Arranger, Joint Bookrunner or the Lender of services for other companies, and none of the Agents, the Arranger, the Joint Bookrunners and the Lenders will furnish any such information to other companies. Each Loan Party also acknowledges that none of the Agents, the Arranger, the Joint Bookrunners and the Lenders has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Loan Party, confidential information obtained from other companies.
Section 10.15    [Reserved].
Section 10.16    USA PATRIOT Act. Each Lender (which term shall for the purposes of this Section include the Issuing Banks) that is subject to the requirements of the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lenders) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
Section 10.17    Release of Liens and Guarantors.
(a)    A Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Collateral Documents in Collateral owned by such Loan Party shall be automatically released, (1) upon the consummation of any transaction or designation permitted by this Agreement as a result of which such Loan Party ceases to be a Restricted Subsidiary (including pursuant to a permitted merger or amalgamation with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or becomes an Excluded Subsidiary or (2) upon the request of the Borrower, in connection with a transaction permitted under this Agreement that has a bona fide business purpose, as a result of which such Loan Party ceases to be a wholly owned Subsidiary (other than any such transaction where such Loan Party ceases to be a wholly owned Subsidiary as a result of any Equity Interests of such Loan Party being transferred to an Affiliate of the Borrower); provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.
(b)    Upon any sale or other transfer by any Loan Party (other than a sale or transfer to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, the security interests in such Collateral created by the Collateral Documents shall be automatically released.
(c)    Upon the release of any Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by such Loan Party created by the Collateral Documents shall be automatically released.
(d)    Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Collateral Documents in the Equity Interests of such Subsidiary shall automatically be released.
(e)     Upon termination of the aggregate Commitments and payment in full of all Obligations (other than (i) contingent amounts not yet due, (ii) Secured Cash Management Obligations and (iii) Secured Swap Obligations) under any Loan Document have been paid in full and all Letters of Credit have expired with no pending drawings or been terminated (unless such Letters of Credit have been (i) cash collateralized in an amount equal to 103% of Letter of Credit Usage at such time on terms reasonably satisfactory to the applicable Issuing Bank, (ii) backstopped by a letter of credit in form, amount and substance and by an institution reasonably satisfactory to the applicable Issuing Bank or (iii) deemed reissued under another facility reasonably acceptable to the applicable Issuing Bank), all obligations under the Loan Documents and all security interests created by the Collateral Documents shall be automatically released.
(f)    On the first date occurring on or after any IG Trigger Date and prior to the first Non-IG Trigger Date following such IG Trigger Date on which no Default or Event of Default shall have occurred and be continuing or would result therefrom, all security interests created by the Collateral Documents shall be automatically released.
(g)    In connection with any termination or release pursuant to this Section 10.17, the Administrative Agent or the Collateral Agent, as the case may be, shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower or the applicable Loan Party shall have provided the Administrative Agent or the Collateral Agent, as the case may be, such certifications or documents as the Administrative Agent or the Collateral Agent, as the case may be, shall reasonably request in order to demonstrate compliance with this Agreement.

(h)    Each of the Lenders and the Issuing Bank irrevocably authorizes the Administrative Agent or the Collateral Agent, as the case may be, to (i) provide any release or evidence of release, termination or subordination contemplated by this Section 10.17 and (ii) execute any amendment to, or any amendment and restatement of, this Agreement as may be necessary or appropriate, in the reasonable opinion of such Agent, to remove or modify the provisions relating to Collateral in connection with the release of all security interests created by the Collateral Documents pursuant to Section 10.17(f), in each case without the consent of any Lender or Issuing Bank.
(i)    In the event that (a) all the Equity Interests in any Guarantor are sold, transferred or otherwise disposed of to a Person other than the Borrower or its Restricted Subsidiaries in a transaction permitted under this Agreement, (b) a Guarantor ceases to be a Material Domestic Subsidiary or (c) a Guarantor would become an Excluded Subsidiary upon the consummation of any transaction permitted hereunder, the Administrative Agent shall, at the Borrower’s expense, promptly take such action and execute such documents as the Borrower may reasonably request to terminate the Guaranty of such Guarantor.
Section 10.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.19    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 10.20    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the

Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Judgment Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable law).

Amended and Restated Schedules

Amended and Restated Exhibits

ANNEX II

Amended and Restated Security Agreement